EXHIBIT 10.1

EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of March 28, 2018, by and among pSivida Corp., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

RECITALS

A. The Company and each Purchaser is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder (the “Securities Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

B. Each Purchaser, severally and not jointly, wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) that aggregate number of shares of the Company’s common stock, par value $0.001 per share (the “Common Shares”), set forth below such Purchaser’s name on the signature page of this Agreement (which aggregate amount for all Purchasers together shall be 8,606,324 Common Shares and shall be collectively referred to herein as the “Securities”).

C. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which, among other things, the Company will agree to provide certain registration rights with respect to the Securities under the Securities Act.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Accountant” has the meaning set forth in Section 3.1(f).

“Additional Investment” has the meaning set forth in Section 4.10.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Agreement” has the meaning set forth in the Preamble.

“Applicable Laws” has the meaning set forth in Section 3.1(u).

“ASX” means the Australian Securities Exchange.

“Authorizations” has the meaning set forth in Section 3.1(u).

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Securities pursuant to this Agreement.

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all of the conditions set forth in Sections 2.1, 2.2, 5.1 and 5.2 hereof are satisfied or waived, as the case may be, or such other date as the parties may agree, which may be the date hereof.

“Code” has the meaning set forth in Section 3.1(dd).

“Commission” has the meaning set forth in the Recitals.

“Common Shares” has the meaning set forth in the Recitals, and also includes any other class of securities into which the Common Shares may hereafter be reclassified or changed into.

“Company” has the meaning set forth in the Preamble.

“Company Counsel” means Hogan Lovells US LLP, with offices located at 1735 Market Street, 23rd Floor, Philadelphia, PA 19103.

“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Credit Agreement” means that certain Credit Agreement, dated as of even date herewith, among the Company, SWK Funding LLC, as agent, sole lead arranger and sole bookrunner, and the financial institutions party thereto from time to time as lenders, in the form approved by the Purchasers, which approval shall not be unreasonably withheld, conditioned or delayed.

“Debt Financing” means the transactions contemplated by the Credit Agreement.

“Disclosure Materials” has the meaning set forth in Section 3.1(a).

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“DTC” means the Depository Trust Company.

“EMA” means the European Medicines Agency.

“English Subsidiary” has the meaning set forth in Section 3.1(g).

“Environmental Laws” has the meaning set forth in Section 3.1(x).

“ERISA” has the meaning set forth in Section 3.1(dd).

“Evaluation Date” has the meaning set forth in Section 3.1(aa).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“FDA” means the U.S. Food and Drug Administration.

“Forward-Looking Statement” has the meaning set forth in Section 3.1(ee).

“GAAP” means U.S. generally accepted accounting principles, as applied on a consistent basis.

“Icon” means Icon Bioscience, Inc., a Delaware corporation.

“Icon Acquisition” means the transactions contemplated by that certain Agreement and Plan of Merger, dated as of even date herewith, by and among the Company, Icon, Oculus Merger Sub, Inc., a Delaware corporation and Shareholder Representative Services LLC, a Colorado limited liability company.

“Indemnified Person” has the meaning set forth in Section 4.5(b).

“Initial Purchaser Designee” has the meaning set forth in Section 4.9(b).

“Intellectual Property” has the meaning set forth in Section 3.1(w).

“Irrevocable Transfer Agent Instructions” means the form of transfer agent instruction letter attached hereto as Exhibit B.

“Lock Up Period” has the meaning set forth in Section 4.10.

“Material Adverse Effect” has the meaning set forth in Section 3.1(g).

“Money Laundering Laws” has the meaning set forth in Section 3.1(ll).

“OFAC” has the meaning set forth in Section 3.1(mm).

“Off Balance Sheet Transaction” has the meaning set forth in Section 3.1(bb).

“Permit” has the meaning set forth in Section 3.1(t).

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Press Release” has the meaning set forth in Section 4.4.

“Principal Trading Market” means the Trading Market on which the Common Shares are primarily listed on and quoted for trading, which, as of the date of this Agreement and the Closing Date, is the Nasdaq Global Market.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchaser” or “Purchasers” has the meaning set forth in the Recitals.

“Purchaser Deliverables” has the meaning set forth in Section 2.2(b).

“Purchaser Designee” has the meaning set forth in Section 4.9(a).

“Purchaser Observer” has the meaning set forth in Section 4.9(h).

“Purchaser Party” has the meaning set forth in Section 4.5(a).

“Purchase Price” means the consolidated closing bid price on the Principal Trading Market immediately preceding the time of execution of this Agreement, which shall be $1.10 per share.

“Registration Rights Agreement” has the meaning set forth in the Recitals.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Registrable Securities (as defined in the Registration Rights Agreement).

“Regulation D” has the meaning set forth in the Recitals.

“Required Approvals” means (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) filings required by applicable state securities laws, if any, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D and any required notice filings under applicable state law, (iv) the filing of any requisite notices and/or application(s) to the Principal Trading Market and ASX for the issuance and sale of the Securities and the listing of the Securities for trading or quotation, as the case may be, thereon in the time and manner required thereby, (v) the filings required in accordance with Section 4.4 of this Agreement and (vi) those that have been made or obtained prior to the date of this Agreement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 506” means Rule 506 of Regulation D promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 506(d) Related Party” has the meaning set forth in Section 3.2(d).

“Sarbanes-Oxley Act” has the meaning set forth in Section 3.1(f).

“SEC Reports” has the meaning set forth in Section 3.1(a).

“Second Registration Rights Agreement” means the Registration Rights Agreement, dated as of even date herewith, by and among the Company, each of the Purchasers and certain other purchasers from time to time, as contemplated by the Second Securities Purchase Agreement.

“Second Securities Purchase Agreement” means the Securities Purchase Agreement, dated as of even date herewith, by and among the Company, each of the Purchasers and certain other purchasers from time to time.

“Secretary’s Certificate” has the meaning set forth in Section 2.2(a)(v).

“Securities” has the meaning set forth in the Recitals.

“Securities Act” has the meaning set forth in the Recitals.

“Stock Certificates” has the meaning set forth in Section 2.1(c).

“Subscription Amount” means, with respect to each Purchaser, the aggregate amount to be paid for the Securities purchased hereunder as indicated on such Purchaser’s signature page to this Agreement next to the heading “Aggregate Purchase Price (Subscription Amount)” in United States dollars and in immediately available funds.

“Subsidiary” or “Subsidiaries” has the meaning set forth in Section 3.1(g).

“SWK Warrant” means the warrant to purchase Common Shares issued in connection with the Debt Financing.

“Trading Day” means (i) a day on which the Common Shares are listed or quoted and traded on its Principal Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Shares are not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Shares are traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Shares are not quoted on any Trading Market, a day on which the Common Shares are quoted in the over-the-counter market as reported in the “pink sheets” by OTC Markets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Shares are not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the OTC Bulletin Board on which the Common Shares are listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions and any other documents or agreements explicitly contemplated hereunder and thereunder.

“Transfer Agent” means Computershare Trust Company, N.A., or any successor transfer agent for the Company.

“Voting Rights Rule” has the meaning set forth in Section 4.9(a).

ARTICLE II

PURCHASE AND SALE

2.1 Closing.

(a) Amount. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to each Purchaser, and each Purchaser shall, severally and not jointly, purchase from the Company, such number of Common Shares equal to the quotient resulting from dividing (i) the Subscription Amount for such Purchaser by (ii) the Purchase Price, rounded down to the nearest whole Common Share; provided however, in no event shall the aggregate number of Common Shares (1) issued and sold to the Purchasers and (2) underlying warrants to purchase Common Shares issued in connection with the Debt Financing exceed 19.9% of the Company’s outstanding voting stock, prior to giving effect to the Common Shares issued pursuant to this Agreement.

(b) Closing. The Closing of the purchase and sale of the Securities shall take place at the offices of Reed Smith LLP, 599 Lexington Avenue, New York, NY 10022 on the Closing Date or at such other locations or remotely by facsimile transmission or other electronic means as the parties may mutually agree.

(c) Form of Payment. On the Closing Date, each Purchaser shall wire its Subscription Amount, in United States dollars and in immediately available funds, to the account of the Company, in accordance with instructions delivered to the Purchasers on or prior to the Closing Date. On the Closing Date, (i) the Company shall deliver, in immediately available funds to the Purchasers, the reimbursable expenses payable to the Purchasers pursuant to Section 6.1 of this Agreement (which fees and expenses shall be set forth in instructions from the Purchasers to the Company), and (ii) the Company shall irrevocably instruct the Transfer Agent to provide to each Purchaser one or more stock certificates, free and clear of all restrictive and other legends (except as expressly provided in Section 4.1(b) hereof), evidencing the number of Securities such Purchaser is purchasing as is set forth on such Purchaser’s signature page to this Agreement next to the heading “Number of Securities to be Acquired” (the “Stock Certificates”) within two (2) Trading Days after the Closing.

2.2 Closing Deliveries.

(a) On or prior to the Closing, the Company shall issue, deliver or cause to be delivered to each Purchaser the following (the “Company Deliverables”):

(i) this Agreement, duly executed by the Company;

(ii) a legal opinion of Company Counsel, dated as of the Closing Date in form and substance reasonably satisfactory to the Purchasers, executed by such counsel and addressed to the Purchasers;

(iii) the Registration Rights Agreement, duly executed by the Company;

(iv) duly executed Irrevocable Transfer Agent Instructions, in substantially the form attached hereto as Exhibit B, acknowledged in writing by the Transfer Agent instructing the Transfer Agent to deliver the Stock Certificates to the applicable Purchaser within two (2) Trading Days;

(v) a certificate of the Secretary of the Company (the “Secretary’s Certificate”), dated the Closing Date, (a) certifying the resolutions adopted by the Board of Directors approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, (b) certifying the current versions of the certificate of incorporation, as amended, and by-laws of the Company and (c) certifying as to the signatures and authority of Persons executing the Transaction Documents and related documents on behalf of the Company, in the form attached hereto as Exhibit C;

(vi) a certificate, dated as of the Closing Date and signed by the Company’s Chief Executive Officer certifying to the fulfillment of the conditions specified in Sections 5.1(a), and (b) and (e) of this Agreement, in the form attached hereto as Exhibit D;

(vii) the Second Securities Purchase Agreement, duly executed by the Company;

(viii) the Second Registration Rights Agreement, duly executed by the Company; and

(ix) such other information, certificates and documents as the Purchasers may reasonably request.

(b) On or prior to the Closing, each Purchaser shall deliver or cause to be delivered to the Company the following (the “Purchaser Deliverables”):

(i) this Agreement, duly executed by each Purchaser;

(ii) its Subscription Amount, in United States dollars and in immediately available funds, in the amount set forth as the “Purchase Price” indicated below such Purchaser’s name on the applicable signature page hereto under the heading “Aggregate Purchase Price (Subscription Amount)” by wire transfer to the Company;

(iii) the Registration Rights Agreement, duly executed by such Purchaser;

(iv) the Second Securities Purchase Agreement, duly executed by each Purchaser;

(v) the Second Registration Rights Agreement, duly executed by each Purchaser; and

(vi) a fully completed and duly executed Accredited Investor Questionnaire, reasonably satisfactory to the Company, in the form attached hereto as Exhibit E.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company . The Company hereby represents and warrants to, and agrees with the Purchasers that as of the date of this Agreement, and on the Closing Date, unless such representation, warranty or agreement specifies a different date or time as follows:

(a) SEC Reports; Disclosure Materials. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”, and the SEC Reports, together with the Disclosure Schedules and the Form 8-K required to be filed pursuant to Section 4.4, being collectively referred to as the “Disclosure Materials”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective filing dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company does not have pending before the Commission any request for confidential treatment of information or any comments from the Commission which have not been resolved.

(b) Disclosure. All of the disclosure furnished by or on behalf of the Company to the Purchasers, whether oral or written, regarding the Company and its Subsidiaries, their businesses and the transactions contemplated by the Transaction Documents, the Icon Acquisition and the Debt Financing, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2.

(c) Ineligible Issuer. The Company was not and is not an ineligible issuer as defined in Rule 405 for purposes of Rule 144(i).

(d) Financial Information. The consolidated financial statements of the Company included or incorporated by reference in the SEC Reports, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company for the periods specified and have been prepared in compliance with the requirements of the Securities Act and Exchange Act, as applicable, and in conformity with GAAP (except (i) for such adjustments to accounting standards and practices as are noted therein or (ii) in the case of unaudited interim financial statements, to the extent that they may not include footnotes or may be condensed or summary statements) during the periods involved; the other financial and statistical data with respect to the Company and the Subsidiaries contained or incorporated by reference in the SEC Reports, are accurately and fairly presented in all material respects and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the SEC Reports that are not included or incorporated by reference as required; the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off balance sheet obligations), not described in the SEC Reports which are required to be described in the SEC Reports; and all disclosures contained or incorporated by reference in the SEC Reports, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act or Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

(e) Books and Records. The minute books of the Company and the Subsidiaries contain records that are in all material respects accurate of all meetings and other actions of its directors and stockholders for the five year period prior to the Closing Date. The other books and records of the Company have in all material respects been maintained in accordance with prudent business practices and are accurate in all material respects.

(f) Independent Public Accountant. Deloitte & Touche LLP (the “Accountant”), whose report on the consolidated financial statements of the Company is filed with the Commission as part of the Company’s most recent Annual Report on Form 10-K filed with the Commission, are and, during the periods covered by their report, were independent public accountants within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States). To the knowledge of the Company, with due inquiry, the Accountant is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to the Company.

(g) Organization. The Company and, except for pSiMedica Limited (the “English Subsidiary”), any subsidiary that is a significant subsidiary (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the Commission) (each, a “Subsidiary”, collectively, the “Subsidiaries”), are duly organized, validly existing as a corporation and in good standing under the laws of their respective jurisdictions of organization. The Company and, except for the English Subsidiary, the Subsidiaries are duly licensed or qualified as a foreign corporation for transaction of business and in good standing under the laws of each other jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such license or qualification, and have all corporate power and authority necessary to own or hold their respective properties and to conduct their respective businesses as described in the SEC Reports, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect or would reasonably be expected to have a material adverse effect on the assets, business, operations, earnings, properties, condition (financial or otherwise), prospects, stockholders’ equity or results of operations of the Company and such Subsidiaries taken as a whole, or prevent the consummation of the transactions contemplated hereby (a “Material Adverse Effect”). The English Subsidiary is properly incorporated and validly existing under the laws of England. The English Subsidiary has the right, power and authority to perform its business as currently conducted and as disclosed in the SEC Reports and has taken any necessary corporate or other actions to authorize the performance of its business as currently conducted and as disclosed in the SEC Reports.

(h) Subsidiaries. The Company’s only Subsidiaries are set forth on Schedule 3.1(h). Except with respect to any liens imposed on the equity interests of the Subsidiaries pursuant to the Credit Agreement, the Company owns directly or indirectly, all of the equity interests of the Subsidiaries, free and clear of any lien, charge, security interest, encumbrance, right of first refusal or other restriction, and all the equity interests of the Subsidiaries are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

(i) No Violation or Default. Neither the Company nor any Subsidiary is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the property or assets of the Company or any Subsidiary is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of each of clauses (ii) and (iii) above, for any such violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, no other party under any material contract or other agreement to which it or any Subsidiary is a party is in default in any respect thereunder where such default would reasonably be expected to have a Material Adverse Effect.

(j) No Material Adverse Effect. Since the date of the most recent financial statements of the Company included or incorporated by reference in the SEC Reports, there has not been (i) any Material Adverse Effect, (ii) any transaction that is material to the Company and the Subsidiaries taken as a whole, except for the Icon Acquisition and the transactions contemplated by the Second Securities Purchase Agreement and the Credit Agreement, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or the Subsidiaries that is material to the Company and the Subsidiaries taken as a whole, except for the Icon Acquisition and the transactions contemplated by the Credit Agreement, (iv) any material change in the capital stock (other than (A) the grant of equity incentives under the Company’s existing stock option plans or other equity incentive plans approved by the Company’s stockholders or as inducement grants, (B) changes in the number of outstanding Common Shares of the Company due to the issuance of shares upon the exercise or conversion of securities exercisable for, or convertible into, Common Shares outstanding on the date hereof, (C) as a result of the Securities issued under this Agreement, the Second Securities Purchase Agreement and the SWK Warrant, (D) any repurchases of capital stock of the Company, (E) as described in a proxy statement filed on Schedule 14A or a Registration Statement on Form S-4, or (F) as has been publicly announced or disclosed) or outstanding long-term indebtedness of the Company or the Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Subsidiary, other than in each case above in the ordinary course of business or as otherwise disclosed in the SEC Reports.

(k) Capitalization. The authorized, issued and outstanding share capital of the Company is as set forth on Schedule 3.1(k). The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, and non-assessable and were issued in compliance with all federal and state securities laws. None of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any security holder of the Company. Except as a result of (i) the purchase and sale of the Securities under this Agreement, (ii) the purchase and sale of the Securities under the Second Securities Purchase Agreement, and (iii) the issuance of the SWK Warrant, and except as set forth in the SEC Reports, there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any Common Shares, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional Common Shares. The issuance and sale of the Securities will not obligate the Company to issue Common Shares or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. There are no stockholders agreements, voting agreements or other agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(l) Authorization; Enforceability. The Company has full legal right, power and authority to enter into the Transaction Documents and perform the transactions contemplated hereby. The Transaction Documents have been duly authorized, executed and delivered by the Company and each is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that (i) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and (ii) insofar as indemnification and contribution provisions may be limited by applicable law.

(m) Authorization of Securities. The Securities, when issued and delivered pursuant to this Agreement against payment therefor as provided herein, will be duly and validly authorized and issued and fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim (other than any pledge, lien, encumbrance, securities interest or other claim arising from an act or omission of a Purchaser), including any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights.

(n) No Consents Required. No consent, waiver, approval, authorization, order, registration or qualification of or with any court or arbitrator or any governmental or regulatory authority, including the Nasdaq or ASX, or any other Person, including the Company’s stockholders, is required for the execution, delivery and performance by the Company of the Transaction Agreements, and the issuance and sale by the Company of the Securities as contemplated hereby, other than the Required Approvals. The Company has filed the Listing of Additional Shares Notification with the Principal Trading Market and will, as soon as is reasonably practicable following the execution of this Agreement, but within any proscribed time periods set forth in or otherwise required by the rules and regulations of the ASX, lodge an Appendix 3B with ASX, regarding the Securities to be issued pursuant to this Agreement.

(o) No Preferential Rights. (i) No Person, as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act, has the right, contractual or otherwise, to cause the Company to issue or sell to such Person any Common Shares or other securities of the Company (other than upon the exercise of options or warrants to purchase Common Shares or settlement of restricted stock units into shares of Common Shares or upon the exercise of options or settlement of restricted stock units that may be granted from time to time under the Company’s equity incentive plans or otherwise approved by the Board of Directors or an authorized committee thereof prior to the date hereof), (ii) no Person has any preemptive rights, rights of first refusal, or any other rights (whether pursuant to a “poison pill” provision or otherwise) to purchase any Common Shares or shares of any other capital stock or other securities of the Company from the Company that have not been duly waived with respect to the offering contemplated hereby, (iii) no Person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Securities offered hereunder, and (iv) no Person has the right, contractual or otherwise, to require the Company to register under the Securities Act any Common Shares or shares of any other capital stock or other securities of the Company, or to include any such shares or other securities in the Registration Statement as a result of the filing or effectiveness of the Registration Statement or the sale of the Securities as contemplated thereby or otherwise, other than the SWK Warrant.

(p) No Conflicts. Neither the execution of this Agreement, nor the issuance, offering or sale of the Securities, nor the consummation of any of the transactions contemplated in the Transaction Documents, nor the compliance by the Company with the terms and provisions of the Transaction Documents will conflict with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any contract or other agreement to which the Company may be bound or to which any of the property or assets of the Company is subject, except (i) such conflicts, breaches or defaults as may have been waived and (ii) such conflicts, breaches and defaults that would not reasonably be expected to have a Material Adverse Effect; nor will such action result (x) in any violation of the provisions of the organizational or governing documents of the Company, or (y) in any violation of the provisions of any statute or any order, rule or regulation applicable to the Company or of any court or of any federal, state or other regulatory authority or other government body having jurisdiction over the Company, except where such violation would not reasonably be expected to have a Material Adverse Effect.

(q) No Material Defaults. Neither the Company nor any Subsidiary has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The Company has not filed a report pursuant to Section 13(a) or 15(d) of the Exchange Act since the filing of its last Annual Report on Form 10-K, indicating that it (i) has failed to pay any dividend or sinking fund installment on preferred stock or (ii) has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(r) Enforceability of Agreements. To the knowledge of the Company, all agreements between the Company and third parties expressly referenced in the Disclosure Materials, other than such agreements that have expired by their terms or whose termination is disclosed in Disclosure Materials, are legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, except to the extent that (i) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and (ii) the indemnification provisions of certain agreements may be limited by federal or state securities laws or public policy considerations in respect thereof, and except for any unenforceability that, individually or in the aggregate, would not unreasonably be expected to have a Material Adverse Effect.

(s) No Litigation. There are no legal, governmental or regulatory Proceedings pending, nor, to the Company’s knowledge, any legal, governmental or regulatory investigations, to which the Company or a Subsidiary is a party or to which any property of the Company or any Subsidiary is the subject that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under the Transaction Agreements; to the Company’s knowledge, no such actions, suits or Proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, except as disclosed in the SEC Reports; and (i) there are no current or pending legal, governmental or regulatory investigations, actions, suits or Proceedings that are required under the Securities Act to be described in the Disclosure Materials that are not described in the Disclosure Materials; and (ii) there are no contracts or other documents that are required under the Securities Act or Exchange Act to be filed as exhibits to the SEC Reports that are not so filed.

(t) Licenses and Permits. The Company and the Subsidiaries possess or have obtained, all licenses, certificates, consents, orders, approvals, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the SEC Reports (the “Permits”), except where the failure to possess, obtain or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary have received written notice of any Proceeding relating to revocation or modification of any such Permit or has any reason to believe that such Permit will not be renewed in the ordinary course, except where the failure to obtain any such renewal would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(u) Compliance with Applicable Laws. The Company and the Subsidiaries: (i) are in compliance with all statutes, rules and regulations applicable to the testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product under development, manufactured or distributed by the Company or the Subsidiaries (“Applicable Laws”), except where such noncompliance would not reasonably be expected to have a Material Adverse Effect, (ii) have not received any Form 483 from the FDA, notice of adverse finding, warning letter, or other written correspondence or notice from the FDA, the EMA, or any other federal, state, local or foreign governmental or regulatory authority alleging or asserting material noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”), that would, individually or in the aggregate, result in a Material Adverse Effect; (iii) possess all material Authorizations and such Authorizations are valid and in full force and effect and neither the Company nor the Subsidiaries is in violation of any term of any such Authorizations except where such nonpossession, failure or noncompliance would not reasonably be expected to have a Material Adverse Effect; (iv) have not received written notice of any claim, action, suit, Proceeding, hearing, enforcement, investigation, arbitration or other action from the FDA, the EMA, or any other federal, state, local or foreign governmental or regulatory authority or third party alleging that any Company product, operation or activity is in violation of any Applicable Laws or Authorizations which noncompliance would reasonably be expected to have a Material Adverse Effect and has no knowledge that the FDA, the EMA, or any other federal, state, local or foreign governmental or regulatory authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or Proceeding against the Company; (v) have not received written notice that the FDA, EMA, or any other federal, state, local or foreign governmental or regulatory authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any material Authorizations that would reasonably be expected to have a Material Adverse Effect and has no knowledge that the FDA, EMA, or any other federal, state, local or foreign governmental or regulatory authority is considering such action; and (vi) have filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations except where the failure to file, obtain, maintain or submit such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments would not result in a Material Adverse Effect, and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were corrected or supplemented by a subsequent submission) except such incompletions and incorrections as would not reasonably be expected to result in a Material Adverse Effect.

(v) Title to Real and Personal Property. The Company and the Subsidiaries have good and valid title in fee simple to all items of real property and good and valid title to all personal property described in the SEC Reports as being owned by them that are material to the businesses of the Company or such Subsidiary, in each case free and clear of all liens, encumbrances and claims, except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. To the knowledge of the Company, any real property described in the SEC Reports as being leased by the Company and the Subsidiaries is held by them under valid, existing and enforceable leases, except those that (A) do not materially interfere with the use made or proposed to be made of such property by the Company or the Subsidiaries or (B) would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

(w) Intellectual Property. The Company and the Subsidiaries own or possess adequate enforceable rights to use all patents, patent applications, trademarks (both registered and unregistered), service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, the “Intellectual Property”), necessary for the conduct of their respective businesses as conducted as of the date hereof, except to the extent that the failure to own or possess adequate rights to use such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Company and the Subsidiaries have not received any written notice of any claim of infringement or conflict that asserted

Intellectual Property rights of others, which infringement or conflict would reasonably be expected to result in a Material Adverse Effect; there are no pending, or to the knowledge of the Company, threatened judicial Proceedings or interference proceedings against the Company or its Subsidiaries challenging the Company’s or any of its Subsidiary’s rights in or to or the validity of the scope of any of the Company’s or any Subsidiary’s patents, patent applications or proprietary information; to the knowledge of the Company, no other entity or individual has any right or claim in any of the Company’s or any of its Subsidiary’s patents, patent applications or any patent to be issued therefrom by virtue of any contract, license or other agreement entered into between such entity or individual and the Company or any Subsidiary or by any non-contractual obligation, other than by written licenses granted by the Company or any Subsidiary; the Company and the Subsidiaries have not received any written notice of any claim challenging the rights of the Company or its Subsidiaries in or to any Intellectual Property owned, licensed or optioned by the Company or any Subsidiary which claim would reasonably be expected to result in a Material Adverse Effect.

(x) Environmental Laws. The Company and the Subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as described in the SEC Reports; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except, in the case of any of clauses (i), (ii) or (iii) above, for any such failure to comply or failure to receive required permits, licenses, other approvals or liability as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(y) Insurance. The Company and the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company and the Subsidiaries reasonably believe are adequate for the conduct of their business and as is customary for companies of similar size engaged in similar businesses in similar industries. The Company has no reason to believe that it or any of its Subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither of the Company nor any of its Subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(z) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by it or furnished by it to the Commission during the past 12 months. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Exchange Act Rules 13a-15 and 15d-15.

(aa) Disclosure Controls. The Company maintains systems of internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii)

access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company is not aware of any material weaknesses in its internal control over financial reporting. Since the date of the latest audited financial statements of the Company included in its Annual Report on Form 10-K, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company and the Subsidiaries is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of a date within 90 days prior to the filing date of the Form 10-K for the fiscal year most recently ended (such date, the “Evaluation Date”). The Company presented in its Form 10-K for the fiscal year most recently ended the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the most recent Evaluation Date. Since the most recent Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Securities Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls. The Company’s “internal controls over financial reporting” and “disclosure controls and procedures” are effective.

(bb) Off-Balance Sheet Arrangements. There are no transactions, arrangements and other relationships between and/or among the Company, and/or, to the knowledge of the Company, any of its Affiliates and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity (each, an “Off Balance Sheet Transaction”) that could reasonably be expected to affect materially the Company’s liquidity or the availability of or requirements for its capital resources, including those Off Balance Sheet Transactions described in the Commission’s Statement about Management’s Discussion and Analysis of Financial Conditions and Results of Operations (Release Nos. 33-8056; 34-45321; FR-61), required to be described in the SEC Reports which have not been described as required.

(cc) Labor Disputes. No labor disturbance by or dispute with employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is threatened that would reasonably be expected to result in a Material Adverse Effect.

(dd) ERISA. To the knowledge of the Company, each material employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its Affiliates for employees or former employees of the Company and the Subsidiaries has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(ee) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) (a “Forward-Looking Statement”) contained in the SEC Reports has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith. The Forward-Looking Statements made in the Company’s Annual Report on Form 10-K for the fiscal year most recently ended (i) except for any Forward-Looking Statement included in any financial statements and notes thereto, are within the coverage of the safe harbor for forward looking statements set forth in Section 27A of the Securities Act, Rule 175(b) under the Securities Act or Rule 3b-6 under the Exchange Act, as applicable, (ii) were made by the Company with a reasonable basis and in good faith and reflect the Company’s good faith commercially reasonable best estimate of the matters described therein as of the respective dates on which such statements were made, and (iii) have been prepared in accordance with Item 10 of Regulation S-K under the Securities Act.

(ff) Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

(gg) Broker/Dealer Relationships. Neither the Company nor any Subsidiary or any related entities (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or is a “person associated with a member” or “associated person of a member” (within the meaning set forth in the FINRA Manual).

(hh) Fees. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company with respect to the offer and sale of the Securities.

(ii) Investment Company. Neither the Company nor any Subsidiary is or, after giving effect to the offering and sale of the Securities, will be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(jj) Taxes. The Company and the Subsidiaries have filed all federal, state, local and foreign tax returns that have been required to be filed and paid all taxes shown thereon through the date hereof, to the extent that such taxes have become due and are not being contested in good faith, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. No tax deficiency has been determined adversely to the Company or any Subsidiary which has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company has no knowledge of any federal, state or other governmental tax deficiency, penalty or assessment which has been or might be asserted or threatened against it which could have a Material Adverse Effect.

(kk) No Improper Practices. (i) Neither the Company nor the Subsidiaries, nor to the Company’s knowledge, any of their respective executive officers has, in the past five years, made any unlawful contributions to any candidate for any political office (or failed fully to disclose any contribution in violation of law) or made any contribution or other payment to any official of, or candidate for, any federal, state, municipal, or foreign office or other Person charged with similar public or quasi-public duty in violation of any law or of the character required to be disclosed in the SEC Reports; (ii) no relationship, direct or indirect, exists between or among the Company or, to the Company’s knowledge, the Subsidiaries or any Affiliate of any of them, on the one hand, and the directors, officers and stockholders of the Company or, to the Company’s knowledge, the Subsidiaries, on the other hand, that is required by the Securities Act to be described in the SEC Reports that is not so described; (iii) there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or, to the Company’s knowledge, the Subsidiaries to or for the benefit of any of their respective officers or directors or any of the members of the families of any of them; (iv) the Company has not offered, or caused any placement agent to offer, Common Shares to any Person with the intent to influence unlawfully (A) a customer or supplier of the Company or the Subsidiaries to alter the customer’s or supplier’s level or type of business with the Company or the Subsidiaries or (B) a trade journalist or publication to write or publish favorable information about the Company or the Subsidiaries or any of their respective products or services, and, (v) neither the Company nor the Subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or the Subsidiaries has made any payment of funds of the Company or the Subsidiaries or received or retained any funds in violation of any law, rule or regulation (including, without limitation, the Foreign Corrupt Practices Act of 1977), which payment, receipt or retention of funds is of a character required to be disclosed in the SEC Reports.

(ll) Operations. The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions to which the Company or the Subsidiaries are subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), except as would not reasonably be expected to result in a Material Adverse Effect; and no action, suit or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(mm) OFAC. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any of its subsidiaries or any joint venture partner or other Person or entity, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(nn) U.S. Real Property Holdings Corporation. The Company is not and has never been a U.S. real property holding corporation, within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Purchaser’s request.

(oo) Compliance Program. The Company has established and administers a compliance program applicable to the Company, to assist the Company and the directors, officers and employees of the Company in complying with applicable regulatory guidelines (including, without limitation, those administered by the FDA, the EMA, and any other foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA or EMA); except where such noncompliance would not reasonably be expected to have a Material Adverse Effect.

(pp) Clinical Studies. All animal and other preclinical studies and clinical trials currently being conducted by the Company or on behalf of the Company are, to the Company’s knowledge, being conducted in all material respects in compliance with all Applicable Laws and in accordance with experimental protocols, procedures and controls generally used by qualified experts in the preclinical study and clinical trials of new drugs and biologics as applied to comparable products to those being developed by the Company, and to the Company’s knowledge there are no other clinical trials or preclinical studies, the results of which reasonably call into question the clinical trial or preclinical study results described or referred to in the SEC Reports when viewed in the context in which such results are described, except such results as would not reasonably be expected to result in a Material Adverse Effect; and the Company has not received any written notices or correspondence from the FDA, the EMA, or any other domestic or foreign governmental agency requiring the termination or suspension of any preclinical studies or clinical trials conducted by or on behalf of the Company that are described in the SEC Reports or the results of which are referred to in the SEC Reports.

(qq) No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising as such terms are defined in Regulation D.

(rr) Compliance with Rule 506. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale is disqualified from relying on Rule 506 for any of the reasons stated in Rule 506(d) in connection with the issuance and sale of the Securities to the Purchasers pursuant to this Agreement. The Company has exercised reasonable care, including without limitation, conducting a factual inquiry that is appropriate in light of the circumstances, into whether any such disqualification under Rule 506(d) exists, but has assumed the accuracy of the Purchasers’ representations and warranties. The Company has furnished to each Purchaser, a reasonable time prior to the date hereof, a description in writing of any matters that would have triggered disqualification under Rule 506(d), in compliance with the disclosure requirements of Rule 506(e). The Company has exercised reasonable care, including without limitation, conducting a factual inquiry that is appropriate in light of the circumstances, into whether any such disqualification under Rule 506(d) would have existed and whether any disclosure is required to be made to the Purchasers under Rule 506(e). Any outstanding securities of the Company (of any kind or nature) that were issued in reliance on Rule 506 have been issued in compliance with Rule 506(d) and (e) and no party has any reasonable basis for challenging any such reliance on Rule 506 in connection therewith.

(ss) Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Principal Trading Market or the ASX.

(tt) Certain Market Activities. Neither the Company, nor any Subsidiary, nor any of their respective directors, officers or controlling Persons has taken, directly or indirectly, any action designed, or that has constituted or would reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(uu) Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate or articles of incorporation, or federal or state law that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under this Agreement, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities. The issuance and sale of the Securities to the Purchasers will not trigger any “change of control” or similar provision of any of the Company’s material contracts, agreements or other arrangements.

(vv) Listing and Maintenance Requirements. The Common Shares were registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to the knowledge of the Company, is likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not received notice from the Principal Trading Market to the effect that the Company is not in compliance with the listing or maintenance requirements of the Principal Trading Market. The Company is, and has no reason to believe that it will not upon issuance of the Securities and for the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The issuance of the Securities hereunder does not contravene the rules of the Principal Trading Market or the ASX.

(ww) Use of Proceeds. The Company shall use the proceeds from the sale of the Securities for working capital purposes and to fund the launch of the Company’s product candidates and products, including, but not limited to, any product candidates and products acquired in the Icon Acquisition.

3.2 Representations and Warranties of the Purchasers . Each Purchaser hereby, severally and not jointly, represents and warrants to, and agrees with the Company that as of the date of this Agreement and as of the Closing Date, unless such representation, warranty or agreement specifies a different date or time as follows:

(a) Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by such Purchaser and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if such Purchaser is not a corporation, such partnership, limited liability company or other applicable similar action, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b) No Conflicts. The execution, delivery and performance by such Purchaser of the Transaction Documents and the consummation by such Purchaser of the transactions contemplated hereby and thereby will not result in a violation of the organizational documents of such Purchaser.

(c) Investment Intent. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to, or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities laws, provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Securities for any minimum period of time and reserves the right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Securities (or any securities which are derivatives thereof) to or through any Person or entity; such Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act.

(d) Purchaser Status. Such Purchaser is, an “accredited investor” as defined in Rule 501(a) under the Securities Act. Such Purchaser hereby represents that neither it nor any of its Rule 506(d) Related Parties is a “bad actor” within the meaning of Rule 506(d) promulgated under the Securities Act. For purposes of this Agreement, “Rule 506(d) Related Party” shall mean a Person or entity covered by the “Bad Actor disqualification” provision of Rule 506(d) of the Securities Act.

(e) General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

(f) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters such that it is capable of evaluating the merits and risks of the prospective investment in the Securities. Such Purchaser is able to bear the economic risk of an investment in the Securities and is able to afford a complete loss of such investment.

(g) Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents.

(h) Independent Investment Decision. Such Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Securities constitutes legal, tax, accounting or investment advice. Such Purchaser has consulted such legal, tax, accounting and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

(i) Reliance on Exemptions. Such Purchaser understands that the Securities being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.

(j) Regulation M. Such Purchaser is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Common Shares and other activities with respect to the Common Shares by the Purchasers.

(k) Residency. Such Purchaser’s residence (if an individual) or offices in which its investment decision with respect to the Securities was made (if an entity) are located at the address immediately below such Purchaser’s name on its signature page hereto.

(l) Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company for any brokers or finders commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser.

ARTICLE IV

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) Compliance with Laws. Except as specifically provided for elsewhere in this Article IV, each Purchaser covenants that the Securities may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state and federal securities laws. In connection with any transfer of the Securities other than (i) pursuant to an effective registration statement, (ii) to the Company, (iii) pursuant to Rule 144 (provided that the Purchaser provides the Company with reasonable assurances (in the form of seller and, if applicable, broker representation letters) that the securities may be sold pursuant to such rule) or (iv) in connection with a bona fide pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company and the Transfer Agent, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

(b) Legends. Certificates evidencing the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form, until such time as they are not required under Section 4.1(c):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The Company acknowledges and agrees that a Purchaser may from time to time pledge, and/or grant a security interest in, some or all of the legended Securities in connection with applicable securities laws, pursuant to a bona fide margin agreement in compliance with a bona fide margin loan. Such a pledge would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion shall be required in connection with a subsequent transfer or foreclosure following default by the Purchaser transferee of the pledge. No notice shall be required of such pledge, but Purchaser’s transferee shall promptly notify the Company of any such subsequent transfer or foreclosure. Each Purchaser acknowledges that the Company shall not be responsible for any pledges relating to, or the grant of any security interest in, any of the Securities or for any agreement, understanding or arrangement between any Purchaser and its pledgee or secured party. At the applicable Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder. Each Purchaser acknowledges and agrees that, except as otherwise provided in Section 4.1(c), any Securities subject to a pledge or security interest as contemplated by this Section 4.1(b) shall continue to bear the legend set forth in this Section 4.1(b) and be subject to the restrictions on transfer set forth in Section 4.1(a). Notwithstanding any provision in this Agreement to the contrary, each Purchaser shall comply with the Company’s Securities Trading Policy to the extent that such policy is applicable to such Purchaser by its terms with respect to the prohibition under such policy on holding any securities of the Company in a margin account or otherwise pledging securities of the Company as collateral for a loan during any period of time that a Purchaser Designee, including the Initial Purchaser Designee, is a member of the Board of Directors.

(c) Removal of Legends.

(i) The legend set forth in Section 4.1(b) above shall be removed and the Company shall issue a certificate without such legend or any other legend to the holder of the applicable Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at the DTC, if (i) such Securities are registered for resale under the Securities Act pursuant to an effective registration statement, (ii) such Securities are sold or transferred pursuant to and in compliance with Rule 144, or (iii) such Securities are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions and are not being held by an Affiliate of the Company. Following the earlier of (i) the effective date of a Registration Statement or (ii) Rule 144 becoming available for the resale of the Securities, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Securities and without volume or manner-of-sale restrictions and the Securities are not held by an Affiliate of the Company, the Company shall cause Company Counsel to issue to the Transfer Agent the legal opinion referred to in the Irrevocable Transfer Agent Instructions. Any fees (with respect to the Transfer Agent, Company Counsel or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by the Company. Following the date on which a Registration Statement is first declared effective by the Commission, or at such earlier time as a legend is no longer required for certain Securities in accordance with this Agreement, the Company will no later than two (2) Trading Days following the delivery by a Purchaser to the Company (with notice to the Company) of a legended certificate representing Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer), and an opinion of counsel to the extent required by Section 4.1(a), deliver or cause to be delivered to such Purchaser a certificate representing such Securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1(c). Certificates for Securities subject to legend removal hereunder may be transmitted by the Transfer Agent to the Purchasers by crediting the account of the Purchaser’s prime broker with DTC as directed by such Purchaser.

(ii) The Company agrees that following such time as the legend is no longer required in accordance with this Agreement, it will, no later than two (2) Trading Days following the delivery by a Purchaser to the Transfer Agent of a (i) certificate representing Securities issued with a restrictive legend if such Securities are certificated, or (ii) written notice requesting the removal of any restrictive legend from the entry in the applicable balance account evidencing such Securities, as the case may be, deliver or cause to be delivered to such Purchaser such Securities, free from all restrictive and other legends, by crediting the account of the Purchaser’s prime broker with DTC System as directed by such Purchaser. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Article IV.

(d) Irrevocable Transfer Agent Instructions. The Company shall issue the Irrevocable Transfer Agent Instructions to the Transfer Agent. The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 4.1(d) (or instructions that are consistent therewith) will be given by the Company to the Transfer Agent in connection with this Agreement, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents and applicable law. The Company acknowledges that a breach by it of its obligations under this Section 4.1(d) may cause irreparable harm to a Purchaser. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 4.1(d) may be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 4.1(d), that a Purchaser shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

(e) Transfer to Affiliates. Notwithstanding any other provision of this Article IV to the contrary, no registration statement or opinion of counsel shall be required for a transfer of the Securities by a Purchaser to an Affiliate of such Purchaser so long as the transferee of such Securities is an “accredited investor” and agrees to be subject to the terms hereof to the same extent as transferor in its capacity as a Purchaser herein.

4.2 Furnishing of Information. In order to enable the Purchasers to sell the Securities under Rule 144, until such time as no Purchaser holds Securities, the Company shall timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. During such twelve (12) month period, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144.

4.3 Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

4.4 Securities Laws Disclosure; Publicity. By 9:00 A.M., New York City time, on the Trading Day immediately following the date hereof, the Company shall issue a press release (the “Press Release”), reasonably acceptable to the Purchasers, disclosing all material terms of the transactions contemplated hereby. On or before 9:00 A.M., New York City time, on the second Trading Day immediately following the execution of this Agreement, the Company will file a Current Report on Form 8-K with the Commission describing the terms of the Transaction Documents, the Icon Acquisition and the Debt Financing (and including as exhibits to such Current Report on Form 8-K the material Transaction Documents (including, without limitation, this Agreement and the Registration Rights Agreement)). Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser or an Affiliate of any Purchaser, or include the name of any Purchaser or an Affiliate of any Purchaser in any press release or filing with the Commission (other than the Registration Statement) or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed, except (i) as required by federal securities law or the rules or regulations of the Trading Market, including in connection with (A) any registration statement contemplated by the Registration Rights Agreement and (B) the filing of final Transaction Documents (including signature pages thereto) with the Commission and (ii) to the extent such disclosure is required by law, request of the Staff of the Commission or Trading Market regulations, in which case the Company shall provide the Purchasers with two days prior written notice, if permitted under applicable law or the rules or regulation of the Trading Market of such disclosure permitted under this subclause (ii). From and after the issuance of the Press Release, no Purchaser shall be in possession of any material, non-public information received from the Company, any Subsidiary or any of their respective officers, directors, employees or agents, that is not disclosed in the Press Release unless a Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. Each Purchaser, severally and not jointly with the other Purchasers covenants that until such time as the transactions contemplated by this Agreement are required to be publicly disclosed by the Company as described in this Section 4.4, such Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

4.5 Indemnification of Purchasers.

(a) Subject to the provisions of this Section 4.5, the Company will indemnify and hold each Purchaser and its directors, officers, stockholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling Persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against a Purchaser in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser (including any derivative action brought by any stockholder on behalf of the Company), with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance).

(b) Promptly after receipt by any Purchaser Party (the “Indemnified Person”) of notice of any action, Proceeding or investigation in respect of which indemnity may be sought pursuant to this Section 4.5, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all reasonable fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder, except to the extent that the Company is actually and materially prejudiced by such failure to notify. In any such Proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; (ii) the Company shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Person in such Proceeding; or (iii) in the reasonable judgment of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel and local counsel and shall pay such fees and expenses as incurred. The Company shall not be liable to any Indemnified Person under this Agreement for any settlement of any Proceeding effected by the Indemnified Person without the Company’s written consent, which consent shall not be unreasonably withheld, delayed or conditioned, provided, however, that if at any time an Indemnified Person shall have requested the Company to reimburse such Indemnified Person for fees and expenses of counsel as contemplated by this Section 4.5, and the Company has not reimbursed such Indemnified Party for such expenses within thirty (30) days, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, delayed or conditioned, the Company shall not effect any settlement, compromise, or consent to the entry of judgement in any pending or threatened action, suit or Proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement, compromise or consent includes an unconditional release of such Indemnified Person from any and all liability arising out of such Proceeding and does not include any statement as to or any findings of fault, culpability or failure to act by or on behalf of any Indemnified Person. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.6 Company as Indemnitor of First Resort. The Company hereby acknowledges that a Purchaser Party may have certain rights to indemnification, advancement of expenses or insurance, provided by Purchasers and certain of its affiliates (other than the Company and its subsidiaries, collectively, the “Fund Indemnitors”). In the event that any Purchaser Party is made a party to or a participant in any Proceeding, to the extent resulting from any claim based on a Purchaser Party’s service to the Company as a director or other fiduciary of the Company, then the Company shall (i) be an indemnitor of first resort (i.e., its obligations to such Purchaser Party are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Purchaser Party are secondary), (ii) be required to advance reasonable expenses incurred by such Purchaser Party, and (iii) be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement, the Delaware General Corporation Law, and any provision of the Company’s bylaws or Certificate of Incorporation, as amended (or any other agreement between the Company and Purchaser), without regard to any rights such Purchaser Party may have against the Fund Indemnitors. The Company irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. No advancement or payment by the Fund Indemnitors on behalf of a Purchaser Party with respect to any claim for which such Purchaser Party has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Purchaser Party against the Company. The Fund Indemnitors are third party beneficiaries of the terms of this Section 4.6.

4.7 Principal Trading Market Listing. In the time and manner required by the Principal Trading Market, the Company shall prepare and file with such Principal Trading Market an additional shares listing application covering all of the Securities and shall use its commercially reasonable efforts to take all steps necessary to cause all of the Securities to be approved for listing on the Principal Trading Market as promptly as possible thereafter. The Company shall comply with the rules and regulations of the ASX with respect to the issuance and sale of the Securities.

4.8 Form D; Blue Sky. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Purchasers. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Purchasers under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification) and shall provide evidence of such actions promptly upon the written request of any Purchaser.

4.9 Board Designee and Board Observer.

(a) Director Designation Rights. Subject to Nasdaq Listing Rule 5640 (the “Voting Rights Rule”), for so long as the Purchasers (and their Affiliates) beneficially own Common Shares, the Purchasers shall be entitled to designate for recommendation by the Governance and Nominating Committee of the Board of Directors pursuant to Section 4.9(c) and, upon such recommendation, nomination by the Board of Directors, one (1) director from time to time as set forth below (any individual designated by the Purchasers, the “Purchaser Designee”). For the avoidance of doubt, the Purchasers shall not be entitled to designate any Purchaser Designee pursuant to this Section 4.9(a) if at any time such designation would violate the Voting Rights Rule after consultation with Nasdaq. Notwithstanding the foregoing, each Purchaser Designee must be reasonably acceptable to the Governance and Nominating Committee of the Board of Directors and the Board of Directors. The Purchasers may not assign the rights set forth in this Section 4.9(a) without the prior written consent of the Company. In the event that Nasdaq informs the Company that it is not in compliance with the Voting Rights Rule as a result of the Purchaser’s rights under this Section 4.9(a), the Purchaser shall cooperate with the Company to promptly remedy such non-compliance, including relinquishing its right to a Purchaser Designee hereunder.

(b) Initial Purchaser Designee. Immediately following the Closing, the Company shall appoint Ronald W. Eastman as the initial Purchaser Designee (the “Initial Purchaser Designee”) to fill a vacancy on the Board of Directors with a term expiring at the Company’s next annual meeting of stockholders.

(c) Compliance with Nominating Guidelines. Each Purchaser Designee, including the Initial Purchaser Designee, shall comply with the requirements of the charter for, and related guidelines of, the Governance and Nominating Committee of the Board of Directors.

(d) Additional Obligations. The Company agrees to take all necessary actions to cause (i) the individual designated in accordance with Section 4.9(a), and subject to the provisions of Section 4.9(c), to be included in the slate of nominees to be elected to the Board of Directors at the next annual or special meeting of stockholders of the Company at which directors are to be elected, in accordance with the Company’s certificate of incorporation, bylaws and Delaware General Corporation Law, and at each annual meeting of stockholders of the Company thereafter at which such director’s term expires, and to recommend that the Company’s stockholders vote affirmatively for each such nominee and (ii) the individual designated in accordance with Section 4.9(e) to fill the applicable vacancy of the Board of Directors, in accordance with the Company’s certificate of incorporation, bylaws, Delaware General Corporation Law, all applicable securities laws and the Principal Trading Market’s rules, regulations and standards.

(e) Vacancies of Purchaser Designee. In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal of the Purchaser Designee, the Company shall take at any time and from time to time all necessary action to cause the vacancy created thereby to be filled in accordance with the terms hereof as promptly as practicable by a new Purchaser Designee designated by the Purchasers to the Board of Directors seat that has become vacant.

(f) Waiver of Corporate Opportunities. In recognition that the Purchasers and Purchaser Designee currently have and will in the future have, or will consider, investments in numerous companies with respect to which Purchasers, Purchaser Designee or another Purchaser Party may serve as an advisor, a director or in some other capacity, and in recognition that Purchasers, Purchaser Designee and other Purchaser Parties have myriad duties to various investors and partners, and in anticipation that the Company and its Subsidiaries, on the one hand, and the Purchaser, Purchaser Designee and any other Purchaser Party, on the other hand, may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by the Company hereunder and in recognition of the difficulties which may confront any advisor who desires and endeavors fully to satisfy such advisor’s duties in determining the full scope of such duties in any particular situation, the provisions of this Section 4.9(f) are set forth to regulate, define and guide the conduct of certain affairs of the Company as they may involve the Purchasers, Purchaser Designee or Purchaser Party, and, except as the Purchasers and Purchaser Designee may otherwise agree in writing after the date hereof:

(i) the Purchasers, Purchaser Designee and any Purchaser Party will have the right: (A) to directly or indirectly engage in any business (including, without limitation, any business activities or lines of business that are the same as or similar to those pursued by, or competitive with, the Company and its Subsidiaries), (B) to directly or indirectly do business with any client or customer of the Company and its Subsidiaries, (C) to take any other action that the Purchaser, Purchaser Designee or Purchaser Party believes in good faith is necessary to or appropriate to fulfill its obligations as described in the first sentence of this Section 4.9(f) to third parties and (D) not to communicate or present potential transactions, matters or business opportunities to the Company or any of its Subsidiaries, and to pursue, directly or indirectly, any such opportunity for itself, and to direct any such opportunity to another Person or entity; and

(ii) the Purchaser, Purchaser Designee and any Purchaser Party will have no duty (contractual or otherwise) to communicate or present any corporate opportunities to the Company or any of its Affiliates or to refrain from any actions specified in the preceding paragraph, and the Company, on its own behalf and on behalf of its Affiliates, hereby renounces and waives any right to require the Purchaser, Purchaser Designee or any Purchaser Party to act in a manner inconsistent with the provisions of this Section 4.9(f).

(g) Benefits. During the period that a Purchaser Designee is a director of the Board of Directors, such director shall be entitled to the same benefits, including benefits under any director and officer indemnification or insurance policy maintained by the Company, as any other non-employee director of the Board of Directors.

(h) Board Observer. The Purchasers shall be entitled to designate one observer (the “Purchaser Observer”) to the Board of Directors for so long as Purchaser (and its Affiliates) beneficially owns any Common Shares. The Purchaser Observer and the Company shall enter into a customary board observer agreement providing for, among other things, the treatment of confidential information, indemnification, and reimbursement of expenses, reasonably acceptable to the Company and the Purchaser Observer. The Purchaser Observer shall be entitled to attend and participate, and shall be invited to attend and participate, at the Company’s sole expense, in all meetings of the Board of Directors or committees of the Board of Directors (whether such meetings are in person, by telephone, or otherwise) in a non-voting capacity. The Company shall provide the Purchaser Observer copies of all notices, minutes, consents and other materials that it provides to the Board of Directors or any committees of the Board of Directors at the same time and in the same manner as such materials are provided to the Board of Directors and such committees. The Purchaser Observer is a non-voting observer and as such, the Company reserves the right to withhold all or part of any information or exclude access to any meeting or portion thereof if the Company reasonably believes that such withholding or exclusion is reasonably necessary to preserve the attorney-client privilege, to avoid conflicts of interest or for other similar reasons. The Purchasers may not assign the rights set forth in this Section 4.9(h) without the prior written consent of the Company. The initial Purchaser Observer shall be W. Brooks Andrews.

4.10 Company Lock-Up. During the period beginning from the date hereof and continuing to and including the earlier of (a) the date of the closing of the transactions contemplated by the Second Securities Purchase Agreement (the “Additional Investment”) and (b) the date of the Company’s first meeting of stockholders at which a proposal to approve the Additional Investment is not approved by the Company’s stockholders (the “Lock Up Period”), the Company agrees that it will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose, except as provided hereunder, of any securities of the Company that are substantially similar to the Common Shares, including but not limited to any options or warrants to purchase Common Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Shares or any such substantially similar securities; provided, however, that the Company may, without the consent of the Purchasers, (i) effect the transactions contemplated pursuant to this Agreement and the Second Securities Purchase Agreement; (ii) issue the SWK Warrant and the Common Shares issuable upon exercise thereof, (iii) issue Common Shares or options or stock units to purchase Common Shares, or issue Common Shares upon exercise of options or settlement of stock units, pursuant to any stock option, stock unit agreement, stock bonus, employee stock purchase or other stock plan or arrangement described in the SEC Reports; (iv) issue Common Shares pursuant to the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement; (v) file a registration statement on Form S-8 to register Common Shares issuable pursuant to the terms of a stock option, stock bonus, employee stock purchase or other stock incentive plan or arrangement described in the SEC Reports; (vi) issue Common Shares in connection with any joint venture, commercial or collaborative relationship or the acquisition or license by the Company of the securities, businesses, property or other assets of another Person or entity which do not principally involve capital raising; provided, however, that in the case of clause (vi), such Common Shares shall not in the aggregate exceed 5% of the Company’s outstanding Common Shares on a fully diluted basis after giving effect to the sale of the Securities contemplated by this Agreement; (vii) file the Registration Statement and the Second Registration Statement in connection with this Agreement and the Second Securities Purchase Agreement; and (viii) assist any stockholder of the Company in the establishment of a trading plan by such stockholder pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Shares, provided that such plan does not provide for the transfer of Common Shares during the Lock Up Period, and the establishment of such plan does not require or otherwise result in any public filings or other public announcement of such plan during such Lock Up Period and such plan is otherwise permitted to be implemented during the Lock Up Period pursuant to the terms of the Lock Up Agreement between such Person and the Purchasers, if any.

ARTICLE V

CONDITIONS PRECEDENT TO CLOSING

5.1 Conditions Precedent to the Obligations of the Purchasers to Purchase Securities . The obligation of each Purchaser to purchase Securities at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by such Purchaser (as to itself only):

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct) as of the date when made and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date.

(b) Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d) Consents. The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Securities, all of which shall be and remain so long as necessary in full force and effect.

(e) Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect.

(f) Listing. The Principal Trading Market shall have approved the listing of additional shares application for the Securities.

(g) No Suspensions of Trading in Common Shares. The Common Shares shall not have been suspended, as of the Closing Date, by the Commission or the Principal Trading Market from trading on the Principal Trading Market nor shall suspension by the Commission or the Principal Trading Market have been threatened, as of the Closing Date, either (i) in writing by the Commission or the Principal Trading Market or (ii) by falling below the minimum listing maintenance requirements of the Principal Trading Market.

(h) Icon Acquisition. The Company shall have entered into the Agreement and Plan of Merger for the Icon Acquisition and the conditions precedent to the consummation of the transactions thereunder shall have been satisfied and the Company shall have filed the Certificate of Merger.

(i) Debt Financing. The Company shall have entered into the Credit Agreement for the Debt Financing, containing terms and conditions approved by the Purchasers, provided, that such approval shall not be unreasonably withheld, conditioned or delayed.

(j) Lock-Up Agreements. The Company shall deliver lock-up agreements in the form attached as Exhibit F hereto executed by each of the Company’s directors and executive officers which are in full force and effect as of the date hereof and shall be in full force and effect as of the Closing Date.

(k) Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a).

(l) Termination. This Agreement shall not have been terminated as to such Purchaser in accordance with Section 6.17 herein.

5.2 Conditions Precedent to the Obligations of the Company to sell Securities. The Company’s obligation to sell and issue the Securities at the Closing to the Purchasers is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a) Representations and Warranties. The representations and warranties made by the Purchasers in Section 3.2 hereof shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct) as of the date when made, and as of the Closing Date as though made on and as of such date, except for representations and warranties that speak as of a specific date.

(b) Performance. Such Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d) Listing. The Principal Trading Market shall have approved the listing of additional shares application for the Securities.

(e) Termination. This Agreement shall not have been terminated as to such Purchaser in accordance with Section 6.17 herein.

(f) Purchasers Deliverables. Each Purchaser shall have delivered its Purchaser Deliverables in accordance with Section 2.2(b).

ARTICLE VI

MISCELLANEOUS

6.1 Fees and Expenses. The Company and the Purchasers shall each pay the fees and expenses of their respective advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party in connection with the negotiation, preparation, execution, delivery and performance of the Transaction Documents, the Second Securities Purchase Agreement and the Second Registration Rights Agreement; provided, however, that the Company shall reimburse the Purchasers for all reasonable fees and expenses of the Purchasers incurred by the Purchasers in connection with the Transaction Documents, the Second Securities Purchase Agreement and the Second Registration Rights Agreement and the transactions contemplated thereby, including fees and expenses related to due diligence, consultants, and the legal fees and expenses of counsel to the Purchasers in an amount not to exceed $400,000 in the aggregate, of which amount, up to $200,000 shall be payable on the Closing and up to $200,000 shall be payable upon the closing of the Additional Investment. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Securities to the Purchasers.

6.2 Entire Agreement . The Transaction Documents, together with the exhibits and schedules thereto, and the Second Securities Purchase Agreement and Second Registration Rights Agreement, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and the Purchasers will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

6.3 Notices . Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via electronic mail or facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the e-mail address or facsimile number specified in this Section 6.3 prior to 5:00 P.M., New York City time, on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via electronic mail or facsimile at the email address or facsimile number specified in this Section 6.3 on a day that is not a Trading Day or later than 5:00 P.M., New York City time, on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	pSivida Corp. 480 Pleasant Street
Watertown, Massachusetts 02472
Telephone No.: (617) 916-5000
Facsimile No.: (617) 926-5050
Attention: John D. Mercer
Email: jmercer@psivida.com

With a copy to:
Hogan Lovells
1735 Market Street
23rd Floor
Philadelphia, PA 19103
Telephone No.: 267-675-4671
Facsimile No.: 267-675-4601
Attention: Steven J. Abrams
E-mail: steve.abrams@hoganlovells.com

If to a Purchaser:	To the address set forth under such Purchaser’s name on the signature page hereof; or such other address as may be designated in writing hereafter, in the same manner, by such Person.

With a copy to:
Reed Smith LLP
599 Lexington Avenue

New York, NY 10022
Telephone No.: 212-549-0408
Facsimile No.: 212-521-5450
Attention: Mark G. Pedretti
E-mail: mpedretti@reedsmith.com

6.4 Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and each of the Purchasers, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

6.5 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.6 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. The Company may not assign this Agreement, or any of its rights or obligations hereunder, without the prior written consent of each Purchaser. Any Purchaser may assign its rights hereunder in whole or in part to any Person to whom such Purchaser assigns or transfers any Securities in compliance with the Transaction Documents and applicable law, provided such transferee shall agree in writing to be bound, with respect to the transferred Securities, by the terms and conditions of this Agreement that apply to the “Purchasers”.

6.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.6.

6.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.9 Survival. Subject to applicable statute of limitations, the representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Securities.

6.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.11 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.12 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Transfer Agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Transfer Agent for any losses in connection therewith or, if required by the Transfer Agent, a bond in such form and amount as is required by the Transfer Agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities. If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.13 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchasers will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by the Purchasers by reason of any breach of obligations contained in this Agreement and hereby agree to waive and not assert in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

6.14 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.15 Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Shares (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Shares), combination or other similar recapitalization or event occurring after the date hereof and prior to the Closing, each reference in any Transaction Document to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.

6.16 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The decision of each Purchaser to purchase Securities pursuant to the Transaction Documents has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any Subsidiary which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser and any of its agents or employees shall have any liability to any other Purchaser (or any other Person) relating to or arising from any such information, materials, statement or opinions. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents.

6.17 Termination. This Agreement may be terminated and the sale and purchase of the Securities abandoned at any time prior to the Closing by either the Company or any Purchaser (with respect to itself only) upon written notice to the other, if the Closing has not been consummated on or prior to 5:00 P.M., New York City time, on April 30, 2018. Nothing in this Section 6.17 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents. In the event of a termination pursuant to this Section 6.17, the Company shall promptly notify all non-terminating Purchasers. Upon a termination in accordance with this Section 6.17, the Company and the terminating Purchaser(s) shall not have any further obligation or liability (including arising from such termination) to the other, except as provided in Section 4.5, Section 4.6, and Section 6.1 and no Purchaser will have any liability to any other Purchaser under the Transaction Documents or Second Securities Purchase Agreement as a result therefrom.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:

pSivida Corp.

By:	/s/ Nancy Lurker
Name: Nancy Lurker
Title: President and Chief Executive Officer

[Signature Page to First Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF PURCHASER:

EW Healthcare Partners L.P.

By:	Essex Woodlands Fund IX-GP, L.P.
Its:	General Partner

By:	Essex Woodlands IX, LLC
Its:	General Partner

By:	/s/ Ronald W. Eastman
Name: Ronald W. Eastman
Title: Manager

Aggregate Purchase Price (Subscription Amount): $9,100,807.10

Number of Securities to be Acquired: 8,273,461

Tax ID No.: [separately provided]

Address for Notice:

21 Waterway Avenue, Suite 225

The Woodlands, TX 77380

Telephone No.:	(281) 364-1555

Facsimile No.:	(281) 364-9755

E-mail Address:	rkolodziejcyk@ewhv.com

Attention:	Richard Kolodziejcyk, Chief Financial Officer

Delivery Instructions (if different than above):

c/o

Street:

City/State/Zip:

Attention:

Telephone No.:

[Signature Page to First Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF PURCHASER:

EW Healthcare Partners-A L.P.

By:	Essex Woodlands Fund IX-GP, L.P.
Its:	General Partner

By:	Essex Woodlands IX, LLC
Its:	General Partner

By:	/s/ Ronald W. Eastman
Name: Ronald W. Eastman
Title: Manager

Aggregate Purchase Price (Subscription Amount): $366,149.30

Number of Securities to be Acquired: 332,863

Tax ID No.: [separately provided]

Address for Notice:

21 Waterway Avenue, Suite 225

The Woodlands, TX 77380

Telephone No.:	(281) 364-1555

Facsimile No.:	(281) 364-9755

E-mail Address:	rkolodziejcyk@ewhv.com

Attention:	Richard Kolodziejcyk, Chief Financial Officer

Delivery Instructions (if different than above):

c/o

Street:

City/State/Zip:

Attention:

Telephone No.:

[Signature Page to First Securities Purchase Agreement]

Schedule 3.1(h)

1.	pSivida US, Inc.

2.	pSiMedica Limited

3.	pSivida Securities Corporation

4.	Icon Bioscience, Inc. (as of the effective time of the Icon Acquisition)

Schedule 3.1(k)

Common Stock (as of March 28, 2018):

120,000,000 shares authorized

45,303,593 shares issued and outstanding

Preferred Stock (as of March 28, 2018):

5,000,000 shares authorized

No shares issued and outstanding

EXHIBITS:

A:	Form of Registration Rights Agreement
B:	Form of Irrevocable Transfer Agent Instructions
C:	Form of Secretary’s Certificate
D:	Form of Officer’s Certificate
E:	Accredited Investor Questionnaire
F:	Form of Lock-up Agreement

EXHIBIT A

FORM OF REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (as it may be amended from time to time in accordance with the terms hereof, the “Agreement”), dated as of March __, 2018, is made by and among pSivida Corp., a Delaware corporation (the “Company”) and EW Healthcare Partners, L.P. and EW Healthcare Partners-A, L.P. (together with their Permitted Transferees that become party hereto, the “Investors”).

RECITALS

WHEREAS, pursuant to the Securities Purchase Agreement dated as of the date hereof, by and among the Company and the Investors (the “Securities Purchase Agreement”), the Company will issue and sell to the Investors an aggregate of ________ shares of the Company’s common stock, par value $0.001 per share (the “Securities”).

WHEREAS, the execution and delivery of this Agreement by the Company is a condition precedent to closing of the purchase of the Securities by the Investors.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

EFFECTIVENESS

Section 1.1 Effectiveness. This Agreement shall become effective upon the closing of the purchase of the Securities by the Investors pursuant to the Securities Purchase Agreement.

ARTICLE 2

DEFINITIONS

Section 2.1 Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Securities Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Adverse Disclosure” means public disclosure of material non-public information that, in the good faith judgment of the board of directors of the Company: (i) would be required to be made in any Registration Statement filed with the SEC by the Company so that such Registration Statement, from and after its effective date, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement; and (iii) the Company has a bona fide business purpose for not disclosing publicly.

“Affiliate” means, with respect to any specified Person, (a) any Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person or (b) in the event that the specified Person is a natural Person, a Member of the Immediate Family of such Person; provided that the Company and each of its subsidiaries shall be deemed not to be Affiliates of any Investor. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” shall have the meaning set forth in the preamble.

“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Common Stock” means the common stock of the Company, par value $0.001 per share.

“Company” has the meaning set forth in the preamble.

“Credit Agreement” means that certain Credit Agreement, dated as of March [•], 2018, among the Company, SWK Funding LLC, as agent, sole lead arranger and sole bookrunner, and the financial institutions party thereto from time to time as lenders.

“Debt Financing” means the transactions contemplated by the Credit Agreement.

“Demand Registration” shall have the meaning set forth in Section 3.1.1(a).

“Demand Registration Request” shall have the meaning set forth in Section 3.1.1(a).

“Demand Registration Statement” shall have the meaning set forth in Section 3.1.1(c).

“Demand Suspension” shall have the meaning set forth in Section 3.1.5.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“FINRA” means the Financial Industry Regulatory Authority.

“Investors” has the meaning set forth in the preamble.

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of the Registrable Securities.

“Loss” shall have the meaning set forth in Section 3.9.1.

“Member of the Immediate Family” means, with respect to any Person who is an individual, (a) each parent, spouse (but not including a former spouse or a spouse from whom such Person is legally separated) or child (including those adopted) of such individual and (b) each trustee, solely in his or her capacity as trustee, for a trust naming only one or more of the Persons listed in sub-clause (a) as beneficiaries.

“Permitted Transferee” means any Affiliate of any Investor.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Piggyback Notice” shall have the meaning set forth in Section 3.3.1.

“Piggyback Registration” shall have the meaning set forth in Section 3.3.1.

“Prospectus” means (i) the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including post-effective amendments and supplements, and all other material incorporated by reference in such prospectus, and (ii) any Issuer Free Writing Prospectus.

“Public Offering” means the offer and sale of the Company’s equity securities for cash pursuant to an effective Registration Statement under the Securities Act (other than a Registration Statement on Form S-4 or Form S-8 or any successor form).

“Registrable Securities” means (i) all shares of Common Stock held by the Investors, (ii) all shares of Common Stock issuable upon exercise, conversion or exchange of any option, warrant or convertible security not then subject to vesting or forfeiture to the Company and (iii) all shares of Common Stock directly or indirectly issued or then issuable with respect to the securities referred to in clauses (i) or (ii) above by way of a stock dividend or stock split, or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (w) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (x) such securities shall have been Transferred pursuant to Rule 144, (y) such holder is able to immediately sell such securities under Rule 144 without any restrictions on transfer (including without application of paragraphs (c), (d), (e), (f) and (h) of Rule 144), as reasonably determined by the Investor, or (z) such securities shall have ceased to be outstanding.

“Registration” means registration under the Securities Act of the offer and sale to the public of any Registrable Securities under a Registration Statement. The terms “register”, “registered” and “registering” shall have correlative meanings.

“Registration Expenses” shall have the meaning set forth in Section 3.8.

“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement other than a registration statement (and related Prospectus) filed on Form S-4 or Form S-8 or any successor form thereto.

“Representatives” means, with respect to any Person, any of such Person’s officers, directors, employees, agents, attorneys, accountants, actuaries, consultants, equity financing partners or financial advisors or other Person associated with, or acting on behalf of, such Person.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule).

“SEC” means the Securities and Exchange Commission or any successor agency having jurisdiction under the Securities Act.

“Securities” has the meaning set forth in the recitals.

“Securities Purchase Agreement” has the meaning set forth in the recitals.

“Second Securities Purchase Agreement” means that certain securities purchase agreement by and among the Company and the investors signatory thereto dated as of the date hereof.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Selling Stockholder Information” shall have the meaning set forth in Section 3.9.1.

“Shelf Period” shall have the meaning set forth in Section 3.2.2.

“Shelf Registration” shall have the meaning set forth in Section 3.2.1(a).

“Shelf Registration Request” shall have the meaning set forth in Section 3.2.1(a).

“Shelf Registration Statement” shall have the meaning set forth in Section 3.2.1(a).

“Shelf Suspension” shall have the meaning set forth in Section 3.2.3.

“Shelf Takedown Request” shall have the meaning set forth in Section 3.2.4(a).

“SWK Warrants” means the warrants to purchase shares of Common Stock issued in connection with the Debt Financing.

“Transfer” means, with respect to any Registrable Security, any interest therein, or any other securities or equity interests relating thereto, a direct or indirect transfer, sale, exchange, assignment, pledge, hypothecation or other encumbrance or other disposition thereof, including the grant of an option or other right, whether directly or indirectly, whether voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise. “Transferred” shall have a correlative meaning.

“Underwritten Public Offering” means an underwritten Public Offering, including any bought deal or block sale to a financial institution conducted as an underwritten Public Offering.

“Underwritten Shelf Takedown” means an Underwritten Public Offering pursuant to an effective Shelf Registration Statement.

“WKSI” means any Securities Act registrant that is a well-known seasoned issuer as defined in Rule 405 under the Securities Act at the most recent eligibility determination date specified in paragraph (2) of that definition.

Section 2.2 Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “hereof”, “herein”, “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and any subsection and section references are to this Agreement unless otherwise specified.

(c) The term “including” is not limiting and means “including without limitation.”

(d) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(e) Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

ARTICLE 3

REGISTRATION RIGHTS

The Company will perform and comply, and cause each of its subsidiaries to perform and comply, with such of the following provisions as are applicable to it. Each Investor will perform and comply with such of the following provisions as are applicable to such Investor.

Section 3.1 Demand Registration.

Section 3.1.1 Request for Demand Registration.

(a) At any time, but subject to the net proceeds limitations in Section 3.1.1(b), the Investors shall have the right to make a written request from time to time (a “Demand Registration Request”) to the Company for Registration of all or part of the Registrable Securities held by such Investors and any other Investor. Any such Registration pursuant to a Demand Registration Request shall hereinafter be referred to as a “Demand Registration.”

(b) Each Demand Registration Request shall specify (x) the kind and aggregate amount of Registrable Securities to be registered, provided that the anticipated net proceeds from the Registrable Securities to be registered by all Investors must be at least $5,000,000, and (y) the intended method or methods of disposition thereof.

(c) Upon receipt of a Demand Registration Request, the Company shall as promptly as practicable file a Registration Statement (a “Demand Registration Statement”) relating to such Demand Registration, and use its commercially reasonable efforts to cause such Demand Registration Statement to be promptly declared effective under the Securities Act.

Section 3.1.2 Limitation on Demand Registrations. The Company shall not be obligated to take any action to effect any Demand Registration if a Demand Registration was declared effective, the Investors withdraw their request pursuant to Section 3.1.3 or an Underwritten Shelf Takedown requested by the Investors was consummated within the preceding ninety (90) days.

Section 3.1.3 Demand Withdrawal. The Investors may withdraw all or any portion of their Registrable Securities included in a Demand Registration from such Demand Registration at any time prior to the effectiveness of the applicable Demand Registration Statement. Upon receipt of a notice to such effect from the Investor or Investors holding an aggregate of at least a majority in interest of the then outstanding Registrable Securities with respect to all of their Registrable Securities included in such Demand Registration, the Company shall cease all efforts to secure effectiveness of the applicable Demand Registration Statement.

Section 3.1.4 Effective Registration. The Company shall use commercially reasonable efforts to cause the Demand Registration Statement to become effective and remain effective for not less than one hundred eighty (180) days (or such shorter period as will terminate when all Registrable Securities covered by such Demand Registration Statement have been sold or withdrawn), or, if such Demand Registration Statement relates to an Underwritten Public Offering, such longer period as in the opinion of counsel for the underwriter or underwriters a Prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer.

Section 3.1.5 Delay in Filing; Suspension of Registration. If the filing, initial effectiveness or continued use of a Demand Registration Statement at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the Investors, delay the filing or initial effectiveness of, or suspend use of, the Demand Registration Statement (a “Demand Suspension”); provided, however, that the Company shall not be permitted to exercise a Demand Suspension more than once during any twelve (12)-month period for a period not to exceed sixty (60) days. In the case of a Demand Suspension, the Investors shall suspend use of the applicable Prospectus in connection with any sale or purchase, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall immediately notify the Investors in writing upon the termination of any Demand Suspension, amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Investors such numbers of copies of the Prospectus as so amended or supplemented as the Investors may reasonably request. The Company shall, if necessary, supplement or amend the Demand Registration Statement, if required by the registration form used by the Company for the Demand Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Investor.

Section 3.2 Shelf Registration.

Section 3.2.1 Request for Shelf Registration.

(a) At any time, upon the written request of the Investors (a “Shelf Registration Request”), the Company shall within thirty (30) days of the date of such request, file with the SEC a shelf Registration Statement pursuant to Rule 415 under the Securities Act (“Shelf Registration Statement”) relating to the offer and sale of Registrable Securities held by the Investors from time to time in accordance with the methods of distribution elected by the Investors, and the Company shall use its commercially reasonable efforts to cause such Shelf Registration Statement to promptly become effective under the Securities Act, but in no event later than sixty (60) days after filing such Shelf Registration Statement. Any such Registration pursuant to a Shelf Registration Request shall hereinafter be referred to as a “Shelf Registration.”

(b) If on the date of the Shelf Registration Request the Company is not a WKSI, then the Shelf Registration Request shall specify the aggregate amount of Registrable Securities to be registered, which shall not be less than a majority of the Registrable Securities then held by the Investors. The Company shall provide to the Investors the information necessary to determine the Company’s status as a WKSI upon request.

Section 3.2.2 Continued Effectiveness. The Company shall use its commercially reasonable efforts to keep such Shelf Registration Statement continuously effective under the Securities Act in order to permit the Prospectus forming part of the Shelf Registration Statement to be usable by an Investor until the earlier of: (i) the date as of which all Registrable Securities have been sold pursuant to the Shelf Registration Statement or another Registration Statement filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder); and (ii) the date as of which the Investors no longer hold Registrable Securities (such period of effectiveness, the “Shelf Period”). Subject to Section 3.2.4, the Company shall be deemed not to have used its commercially reasonable efforts to keep the Shelf Registration Statement effective during the Shelf Period if the Company voluntarily takes any action or omits to take any action that would result in the Investors not being able to offer and sell any Registrable Securities pursuant to such Shelf Registration Statement during the Shelf Period, unless such action or omission is required by applicable law.

Section 3.2.3 Suspension of Registration. If the continued use of such Shelf Registration Statement at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the Investors, suspend use of the Shelf Registration Statement (a “Shelf Suspension”); provided, however, that the Company shall not be permitted to exercise a Shelf Suspension more than one time during any twelve (12)-month period for a period not to exceed sixty (60) days. In the case of a Shelf Suspension, the Investors agree to suspend use of the applicable Prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall immediately notify the Investors in writing upon the termination of any Shelf Suspension, amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Investors such numbers of copies of the Prospectus as so amended or supplemented as the Investors may reasonably request. The Company shall, if necessary, supplement or amend the Shelf Registration

Statement, if required by the registration form used by the Company for the Shelf Registration Statement or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Investors.

Section 3.2.4 Shelf Takedown.

(a) At any time the Company has an effective Shelf Registration Statement with respect to the Investors’ Registrable Securities, by notice to the Company specifying the intended method or methods of disposition thereof, the Investors may make a written request (a “Shelf Takedown Request”) to the Company to effect a Public Offering, including an Underwritten Shelf Takedown, of all or a portion of the Investors’ Registrable Securities that may be registered under such Shelf Registration Statement, and as soon as practicable the Company shall amend or supplement the Shelf Registration Statement as necessary for such purpose.

(b) All determinations as to whether to complete any Underwritten Shelf Takedown and as to the timing, manner, price and other terms of any Underwritten Shelf Takedown contemplated by this Section 3.2.4 shall be determined by the Investors.

(c) The Company shall not be obligated to take any action to effect any Underwritten Shelf Takedown if (x) the anticipated net proceeds from the Registrable Securities to be sold are not at least $5,000,000, or (y) a Demand Registration was declared effective or an Underwritten Shelf Takedown requested by the Investors was consummated within the preceding ninety (90) days.

Section 3.3 Piggyback Registration.

Section 3.3.1 Participation. If the Company at any time proposes to file a Registration Statement under the Securities Act or to conduct a Public Offering under an effective Shelf Registration Statement with respect to any offering of its equity securities for its own account or for the account of any other Persons (other than (i) a Registration under Sections 3.1 or 3.2, (ii) a Registration on Form S-4 or Form S-8 or any successor form to such forms or (iii) a Registration of securities solely relating to an offering and sale to employees or directors of the Company or its subsidiaries pursuant to any employee stock plan or other employee benefit plan arrangement), then, as soon as practicable (but in no event less than ten (10) Business Days prior to the proposed date of filing of such Registration Statement or, in the case of a Public Offering under a Shelf Registration Statement, the anticipated pricing or trade date), the Company shall give written notice (a “Piggyback Notice”) of such proposed filing or Public Offering to the Investors, and such Piggyback Notice shall offer the Investors the opportunity to register under such Registration Statement such number of Registrable Securities as the Investors may request in writing, or to sell in such Public Offering up to such number of Registrable Securities that are included in the Shelf Registration Statement for such Public Offering or under a Shelf Registration Statement filed pursuant to Section 3.2, (a “Piggyback Registration”). The Investors must notify the Company of the number of Registrable Securities that they are requesting to be included in the Registration Statement within five (5) Business Days after receipt by the Investor of the Piggyback Notice. Subject to Section 3.3.2, the Company shall include in such Registration Statement or in such Public Offering as applicable, all such Registrable Securities that are requested to be included therein within five (5) Business Days after receipt by the Investor of any such Piggyback Notice; provided, however, that if at any time after giving written notice of its intention to register or sell any securities and prior to the effective date of the Registration Statement filed in connection with such Registration, or the pricing or trade date of a Public Offering under a Shelf Registration Statement, the Company determines for any reason not to register or sell or to delay the Registration or sale of such securities, the Company shall give written notice of such determination to the Investors and, thereupon, (i) in the case of a determination not to register or sell, shall be relieved of its obligation to register or sell any Registrable Securities in connection with such Registration or Public Offering (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any Investor to request that such Registration or sale be effected as a Demand Registration under Section 3.1 or an Underwritten Shelf Takedown under Section 3.2, as the case may be, and (ii) in the case of a determination to delay Registration or sale, in the absence of a request for a Demand Registration or an Underwritten Shelf Takedown, as the case may be, shall be permitted to delay registering or selling any Registrable Securities, for the same period as the delay in registering or selling such other securities as reasonably determined by the Company. The Investors shall have the right to withdraw all or part of their request for inclusion of its Registrable Securities in a Piggyback Registration by giving written notice to the Company of its request to withdraw.

Section 3.3.2 Priority of Piggyback Registration. If the managing underwriter or underwriters of any proposed offering of Registrable Securities included in a Piggyback Registration informs the Company and the Investors in writing that, in its or their opinion, the aggregate number of securities that the Investors and any other Persons intend to include in such offering exceeds the number that can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Registration shall be (i) first, one hundred percent (100%) of the securities that the Company proposes to sell, and (ii) second, and only if all the securities referred to in clause (i) have been included, the number of the Investors’ Registrable Securities and the registrable securities of any Person included in such Piggyback Registration pursuant to the registration rights related to the Second Securities Purchase Agreement on a pro rata basis that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect and (iii) third, and only if all of the Registrable Securities referred to in clause (ii) have been included in such Registration, any other securities eligible for inclusion in such Registration.

Section 3.3.3 No Effect on Other Registrations. No Registration of Registrable Securities effected pursuant to a request under this Section 3.3 shall be deemed to have been effected pursuant to Sections 3.1 and 3.2 or shall relieve the Company of its obligations under Sections 3.1 and 3.2.

Section 3.4 Lock-Up Agreements. In connection with each Registration or sale of Registrable Securities pursuant to Section 3.1, 3.2 or 3.3 conducted as an Underwritten Public Offering, the Company agrees to cause its directors and executive officers, if requested by the underwriters in any such Underwritten Public Offering, to become bound by and to execute and deliver a customary lock-up agreement with the underwriter(s) of such Underwritten Public

Offering relating to the transfer of any equity securities of the Company held by such Person during the period commencing on the date of the final Prospectus relating to the Underwritten Public Offering and ending on the date specified by the underwriters (such period not to exceed ninety (90) days plus such additional period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on the publication or other distribution of research reports and analyst recommendations and opinions, if applicable).

Section 3.5 Registration Procedures.

Section 3.5.1 Requirements. In connection with the Company’s obligations under Sections 3.1 through 3.4, the Company shall use its commercially reasonable efforts to effect such Registration and to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith the Company shall:

(a) As promptly as practicable prepare the required Registration Statement, including all exhibits and financial statements required under the Securities Act to be filed therewith and Prospectus, and, before filing a Registration Statement or Prospectus or any amendments or supplements thereto, (x) furnish to the underwriters, if any, and to the Investors, copies of all documents prepared to be filed, which documents shall be subject to the review of such underwriters and the Investors and their respective counsel, (y) make such changes in such documents concerning an Investor prior to the filing thereof as such Investor, or its counsel, may reasonably request and (z) except in the case of a Registration under Section 3.3 not file any Registration Statement or Prospectus or amendments or supplements thereto to which the Investors, in such capacity, or the underwriters, if any, shall reasonably object;

(b) prepare and file with the SEC such amendments and post-effective amendments to such Registration Statement and supplements to the Prospectus as may be (x) reasonably requested by the Investors with Registrable Securities covered by such Registration Statement, (y) reasonably requested by any Investor (to the extent such request relates to information relating to such Investor), or (z) necessary to keep such Registration Statement effective for the period of time required by this Agreement, and comply with provisions of the applicable securities laws with respect to the sale or other disposition of all securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement;

(c) notify the Investors and the managing underwriter or underwriters, if any, and (if requested) confirm such notice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company (a) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, and when the applicable Prospectus or any amendment or supplement thereto has been filed, (b) of any written comments by the SEC, or any request by the SEC or other federal or state governmental authority for amendments or supplements to such Registration Statement or such Prospectus, or for additional information (whether before or after the effective date of the Registration Statement) or any other correspondence with the SEC relating to, or which may affect, the Registration, (c) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final Prospectus or the initiation or threatening of any proceedings for such purposes, (d) if, at any time, the representations and warranties of the Company in any applicable underwriting agreement cease to be true and correct in all material respects and (e) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(d) promptly notify the Investors and the managing underwriter or underwriters, if any, when the Company becomes aware of the happening of any event as a result of which the applicable Registration Statement or the Prospectus included in such Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus or any preliminary Prospectus, in light of the circumstances under which they were made) not misleading, when any Issuer Free Writing Prospectus includes information that may conflict with the information contained in the Registration Statement, or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement or Prospectus in order to comply with the Securities Act and, as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to the Investors and the managing underwriter or underwriters, if any, an amendment or supplement to such Registration Statement or Prospectus, which shall correct such misstatement or omission or effect such compliance;

(e) to the extent the Company is eligible under the relevant provisions of Rule 430B under the Securities Act, if the Company files any Shelf Registration Statement, the Company shall include in such Shelf Registration Statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner) in order to ensure that any Investor may be added to such Shelf Registration Statement at a later time through the filing of a Prospectus supplement rather than a post-effective amendment;

(f) use its commercially reasonable efforts to prevent, or obtain the withdrawal of, any stop order or other order or notice preventing or suspending the use of any preliminary or final Prospectus;

(g) promptly incorporate in a Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment such information as the managing underwriter or underwriters, if any, and Investors agree should be included therein relating to the plan of distribution with respect to such Registrable Securities; and make all required filings of such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment;

(h) furnish to the Investors and each underwriter, if any, without charge, as many conformed copies as the Investors or such underwriter may reasonably request of the applicable Registration Statement and any amendment or post-effective amendment or supplement thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(i) deliver to the Investors and each underwriter, if any, without charge, as many copies of the applicable Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto and such other documents as the Investors or such underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by the Investors or underwriter (it being understood that the Company shall consent to the use of such Prospectus or any amendment or supplement thereto by the Investors and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto);

(j) on or prior to the date on which the applicable Registration Statement becomes effective, use its commercially reasonable efforts to register or qualify, and cooperate with the Investors, the managing underwriter or underwriters, if any, and their respective counsel, in connection with the Registration or qualification of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of each state and other jurisdiction as any Investor or managing underwriter or underwriters, if any, or their respective counsel reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to keep such Registration or qualification in effect for such period as required by Section 3.1 or Section 3.2, as applicable, provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

(k) cooperate with the Investors and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request prior to any sale of Registrable Securities to the underwriters;

(l) use its commercially reasonable efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

(m) make such representations and warranties to the Investors, and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in public offerings similar to the offering then being undertaken;

(n) enter into such customary agreements (including underwriting and indemnification agreements) and take all such other actions as the Investors or the managing underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the Registration and disposition of such Registrable Securities;

(o) obtain for delivery to the Investors and to the underwriter or underwriters, if any, an opinion or opinions from counsel for the Company dated the most recent effective date of the Registration Statement or, in the event of an Underwritten Public Offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to the Investors or underwriters, as the case may be, and their respective counsel;

(p) in the case of an Underwritten Public Offering, obtain for delivery to the Company and the managing underwriter or underwriters, with copies to the Investors included in such Registration or sale, a comfort letter from the Company’s independent registered public accounting firm (and, if necessary, any other independent registered public accounting firm of any subsidiary of the Company or any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) in customary form and covering such matters of the type customarily covered by comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

(q) cooperate with each Investor selling Registrable Securities and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(r) use its commercially reasonable efforts to comply with all applicable securities laws and, if a Registration Statement was filed, make available to its security holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

(s) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement;

(t) use its commercially reasonable efforts to cause all Registrable Securities covered by the applicable Registration Statement to be listed on each securities exchange on which any of the Company’s equity securities are then listed or quoted and on the Principal Trading Market;

(u) make available upon reasonable notice at reasonable times and for reasonable periods for inspection by a representative appointed by the Investors, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, auditor or other agent retained by the Investors or any such underwriter, all pertinent financial and other records and pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees and the Company’s independent registered public accounting firm which has certified its financial statements to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such Person in connection with such Registration Statement;

(v) in the case of an Underwritten Public Offering, cause the senior executive officers of the Company to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter or underwriters in any such offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto;

(w) take no direct or indirect action prohibited by Regulation M under the Exchange Act;

(x) take all reasonable action to ensure that any Issuer Free Writing Prospectus utilized in connection with any Registration complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related Prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(y) take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities in accordance with the terms of this Agreement.

Section 3.5.2 Company Information Requests. The Company may require the Investors to furnish to the Company such information regarding the distribution of such securities and such other information relating to the Investors and their ownership of Registrable Securities as the Company may from time to time reasonably request in writing and the Company may exclude from such Registration or sale the Registrable Securities of each Investor who unreasonably fails to furnish such information within a reasonable time after receiving such request. Each Investor shall furnish such information to the Company and to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.

Section 3.6 Underwritten Offerings.

Section 3.6.1 Shelf and Demand Registrations. If requested by the underwriters for any Underwritten Public Offering, pursuant to a registration or sale under Sections 3.1 or 3.2, the Company shall enter into an underwriting agreement with such underwriters, such agreement to be reasonably satisfactory in substance and form to each of the Company, the Investors and the underwriters, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including indemnities no less favorable to the recipient thereof than those provided in Section 3.9 of this Agreement. Each Investor shall cooperate with the Company in the negotiation of the underwriting agreement and shall give consideration to the reasonable suggestions of the Company regarding the form thereof, and each Investor shall complete and execute all questionnaires, powers of attorney and other documents reasonably requested by the underwriters and required under the terms of such underwriting arrangements. No Investor shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Investor’s title to the Registrable Securities, intended method of distribution and any other representations to be made by such Investor as are generally prevailing in agreements of that type, and the aggregate amount of the liability of any Investor under such agreement shall not exceed such Investor’s proceeds from the sale of their Registrable Securities in the offering, net of underwriting discounts and commissions but before expenses.

Section 3.6.2 Piggyback Registrations. If the Company proposes to register or sell any of its securities under the Securities Act as contemplated by Section 3.3 and such securities are to be distributed through one or more underwriters, the Company shall, if requested by the Investors pursuant to Section 3.3 and, subject to the provisions of Section 3.3.2, use its commercially reasonable efforts to arrange for such underwriters to include on the same terms and conditions that apply to the other sellers in such Registration or sale all the Registrable Securities to be offered and sold by such Investors among the securities of the Company to be distributed by such underwriters in such Registration or sale. The Investors shall be party to the underwriting agreement between the Company and such underwriters and shall complete and execute all questionnaires, powers of attorney and other documents reasonably requested by the underwriters and required under the terms of such underwriting arrangements. No Investor shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Investor’s title to the Registrable Securities, intended method of distribution and any other representations to be made by such Investor as are generally prevailing in agreements of that type, and the aggregate amount of the liability of any Investor shall not exceed such Investor’s proceeds from the sale of its Registrable Securities in the offering, net of underwriting discounts and commissions but before expenses.

Section 3.6.3 Selection of Underwriters; Selection of Counsel. In the case of an Underwritten Public Offering under Sections 3.1 or 3.2, the managing underwriter or underwriters to administer the offering shall be determined by the Investor or Investors holding an aggregate of at least a majority in interest of the then outstanding Registrable Securities included in such registration. In the case of an Underwritten Public Offering under Section 3.3, the managing underwriter or underwriters to administer the offering shall be determined by the Company; provided that such underwriter or underwriters shall be reasonably acceptable to such Investors.

Section 3.7 No Inconsistent Agreements; Additional Rights. Neither the Company nor any of its subsidiaries shall hereafter enter into, and neither the Company nor any of its subsidiaries is currently a party to, any agreement with respect to its securities that is inconsistent with the rights granted to the Investors by this Agreement. Without approval of the Investors, neither the Company nor any of its subsidiaries shall enter into any agreement granting registration or similar rights to any Person (other than respect to registration rights granted pursuant to the Second Securities Purchase Agreement and the SWK Warrants), and the Company hereby represents and warrants that, as of the date hereof, no registration or similar rights have been granted to any other Person other than pursuant to this Agreement, the Second Securities Purchase Agreement and the SWK Warrants.

Section 3.8 Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement shall be paid by the Company, including (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC or FINRA, (ii) all fees and expenses in connection with compliance with any securities or “Blue Sky” laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent registered public accounting firms of the Company and any subsidiaries of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance), (v) Securities Act liability insurance or similar insurance if the Company so desires or the underwriters so require in accordance with then-customary underwriting practice, (vi) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system, (viii) all reasonable fees and disbursements of one legal counsel for the Investors, (ix) any reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities, (x) all fees and expenses of any special experts or other Persons retained by the Company in connection with any Registration or sale, (xi) all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties) and (xii) all expenses related to the “road show” for any Underwritten Public Offering, including the reasonable out-of-pocket expenses of the Investors and underwriters, if so requested. All such expenses are referred to herein as “Registration Expenses”. The Company shall not be required to pay any fees and disbursements to underwriters not customarily paid by the issuers of securities in an offering similar to the applicable offering, including underwriting discounts and commissions and transfer taxes, if any, attributable to the sale of Registrable Securities.

Section 3.9 Indemnification.

Section 3.9.1 Indemnification by the Company. The Company shall indemnify and hold harmless, to the full extent permitted by law, the Investors, each shareholder, member, limited or general partner of any Investor, each shareholder, member, limited or general partner of each such shareholder, member, limited or general partner, each of their respective Affiliates, officers, directors, shareholders, employees, advisors, and agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons and each of their respective Representatives from and against any and all losses, penalties, judgments, suits, costs, claims, damages, liabilities and expenses, joint or several (including reasonable costs of investigation and legal expenses as incurred and any indemnity and contribution payments made to underwriters ) (each, a “Loss” and collectively “Losses”) arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which Registrable Securities are registered or sold under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein) or any other disclosure document produced by or on behalf of the Company or any of its subsidiaries including any report and other document filed under the Exchange Act, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading or (iii) any violation or alleged violation by the Company or any of its subsidiaries of any federal, state, foreign or common law rule or regulation applicable to the Company or any of its subsidiaries and relating to action or inaction in connection with any such registration, disclosure document or other document or report; provided, that the Investors shall not be entitled to indemnification pursuant to this Section 3.9.1 in respect of any untrue statement or omission contained in any information relating to any Investor furnished in writing by such Investor to the Company specifically for inclusion in a

Registration Statement and used by the Company in conformity therewith (such information “Selling Stockholder Information”). This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Investors or any indemnified party and shall survive the Transfer of such securities by any Investor and regardless of any indemnity agreed to in the underwriting agreement that is less favorable to the Investors. The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above (with appropriate modification) with respect to the indemnification of the indemnified parties.

Section 3.9.2 Indemnification by the Investors. Each Investor shall (severally and not jointly) indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) from and against any Losses resulting from (i) any untrue statement of a material fact in any Registration Statement under which Registrable Securities were registered or sold under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein) or (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission is contained in such Investor’s Selling Stockholder Information. In no event shall the liability of any Investor hereunder be greater in amount than the dollar amount of the proceeds from the sale of its Registrable Securities in the offering giving rise to such indemnification obligation, net of underwriting discounts and commissions but before expenses, less any amounts paid by such Investor pursuant to Section 3.9.4 and any amounts paid by such Investor as a result of liabilities incurred under the underwriting agreement, if any, related to such sale.

Section 3.9.3 Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it forfeits substantive legal rights by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (i) the indemnifying party has agreed in writing to pay such fees or expenses, (ii) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (iii) the indemnified party has reasonably concluded (based upon advice of its outside counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or (iv) in the reasonable judgment of any such Person (based upon advice of its outside counsel) a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action without the consent of the indemnified party, which shall not be unreasonably withheld, conditioned or delayed. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation without the prior written consent of such indemnified party. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its prior written consent, but such consent may not be unreasonably withheld, conditioned or delayed. It is understood that the indemnifying party or parties shall not, except as specifically set forth in this Section 3.9.3, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one separate firm admitted to practice in such jurisdiction at any one time unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties, (y) an indemnified party has reasonably concluded (based on the advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties or (z) a conflict or potential conflict exists or may exist (based upon advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

Section 3.9.4 Contribution. If for any reason the indemnification provided for in Section 3.9.1 and Section 3.9.2 is unavailable to an indemnified party or insufficient in respect of any Losses referred to therein (other than as a result of exceptions or limitations on indemnification contained in Section 3.9.1 and Section 3.9.2), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party or parties on the other hand in connection with the acts, statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. In connection with any Registration Statement filed with the SEC by the Company, the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 3.9.4 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 3.9.4. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an indemnified party as a result of the Losses referred to in Sections 3.9.1 and 3.9.2 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 3.9.4, in connection with any Registration Statement filed by the Company, no Investor shall not be required to contribute any amount in excess of the dollar amount of the proceeds from the sale of its Registrable Securities in the offering giving rise to such indemnification obligation, net of underwriting discounts and commissions but before expenses, less any amounts paid by such Investor pursuant to Section 3.9.2 and any amounts paid by such Investor as a result of liabilities incurred under the underwriting agreement, if any, related to such sale. If indemnification is available under this Section 3.9, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 3.9.1 and 3.9.2 hereof without regard to the provisions of this Section 3.9.4. The remedies provided for in this Section 3.9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

Section 3.10 Rules 144 and 144A and Regulation S. The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Investor, make publicly available such necessary information for so long as necessary to permit sales that would otherwise be permitted by this Agreement pursuant to Rule 144, Rule 144A or Regulation S under the Securities Act, as such rules may be amended from time to time or any similar rule or regulation hereafter adopted by the SEC), and it will take such further action as any Investor may reasonably request, all to the extent required from time to time to enable the Investors to sell Registrable Securities without Registration under the Securities Act in transactions that would otherwise be permitted by this Agreement and within the limitation of the exemptions provided by (i) Rule 144, Rule 144A or Regulation S under the Securities Act, as such rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Investor, the Company will deliver to the Investors a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

Section 3.11 Existing Registration Statements. Notwithstanding anything herein to the contrary and subject to applicable law and regulation, the Company may satisfy any obligation hereunder to file a Registration Statement or to have a Registration Statement become effective by a specified date by designating, by notice to each Investor, a Registration Statement that previously has been filed with the SEC or become effective, as the case may be, as the relevant Registration Statement for purposes of satisfying such obligation, and all references to any such obligation shall be construed accordingly; provided that such previously filed Registration Statement may be, and is, amended or, subject to applicable securities laws, supplemented to add the number of Registrable Securities, and, to the extent necessary, to identify the Investors as selling stockholders demanding the filing of a Registration Statement pursuant to the terms of this Agreement. To the extent this Agreement refers to the filing or effectiveness of other Registration Statements, by or at a specified time and the Company has, in lieu of then filing such Registration Statements or having such Registration Statements become effective, designated a previously filed or effective Registration Statement as the relevant Registration Statement for such purposes, in accordance with the preceding sentence, such references shall be construed to refer to such designated Registration Statement, as amended or supplemented in the manner contemplated by the immediately preceding sentence.

ARTICLE 4

MISCELLANEOUS

Section 4.1 Authority: Effect. Each party hereto represents and warrants to and agrees with each other party that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association. The Company and its subsidiaries shall be jointly and severally liable for all obligations of each such party pursuant to this Agreement.

Section 4.2 Notices. Any notices, requests, demands and other communications required or permitted in this Agreement shall be effective if in writing and (i) delivered personally, (ii) sent by facsimile or e-mail, or (iii) sent by overnight courier, in each case, addressed as follows:

If to the Company to:

pSivida Corp.

480 Pleasant Street

Watertown, Massachusetts 02472

Attention: John D. Mercer

Telephone: (610) 254-9200

Facsimile: (617) 924-1392

Email: jmercer@psivida.com

With a copy to (which shall not constitute notice):

Hogan Lovells

1735 Market Street

23rd Floor

Philadelphia, PA 19103

Attention: Steven J. Abrams

Telephone No.: (267) 675-4642

Facsimile No.: (267) 675-4601

E-mail: steve.abrams@hoganlovells.com

If to an Investor, to:

EW Healthcare Partners, L.P.

EW Healthcare Partners-A, L.P.

21 Waterway Avenue, Suite 225

The Woodlands, TX 77380

Attn: Richard Kolodziejcyk, Chief Financial Officer

Email: rkolodziejcy@ewhv.com

Office: (281) 364-1555

Facsimile: (281) 364-9755

with a copy (which shall not constitute notice) to:

Reed Smith LLP

599 Lexington Avenue

Attention: Mark G. Pedretti

Email: mpedretti@reedsmith.com

Office: (212) 549-0408

Facsimile: (212) 521-5450

Notice to the holder of record of any Registrable Securities shall be deemed to be notice to the holder of such securities for all purposes hereof.

Unless otherwise specified herein, such notices or other communications shall be deemed effective (i) on the date received, if personally delivered, (ii) on the date received if delivered by facsimile or e-mail on a Business Day, or if not delivered on a Business Day, on the first Business Day thereafter and (iii) two (2) Business Days after being sent by overnight courier. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

Section 4.3 Termination and Effect of Termination. This Agreement shall terminate upon the date on which the Investors no longer holds any Registrable Securities, except for the provisions of Sections 3.8 and 3.9, which shall survive any such termination. No termination under this Agreement shall relieve any Person of liability for breach or Registration Expenses incurred prior to termination. In the event this Agreement is terminated, each Person entitled to indemnification rights pursuant to Section 3.9 hereof shall retain such indemnification rights with respect to any matter that (i) may be an indemnified liability thereunder and (ii) occurred prior to such termination.

Section 4.4 Permitted Transferees. The rights of the Investors hereunder may be assigned (but only with all related obligations as set forth below) in connection with a Transfer of Registrable Securities to a Permitted Transferee of the Investor. Without prejudice to any other or similar conditions imposed hereunder with respect to any such Transfer, no assignment permitted under the terms of this Section 4.4 will be effective unless the Permitted Transferee to which the assignment is being made, if not an Investor, has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that the Permitted Transferee will be bound by, and will be a party to, this Agreement. A Permitted Transferee to whom rights are transferred pursuant to this Section 4.4 may not again transfer those rights to any other Permitted Transferee, other than as provided in this Section 4.4.

Section 4.5 Remedies. The parties to this Agreement shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder. The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies that may be available, each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including preliminary or temporary relief) as may be appropriate in the circumstances. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

Section 4.6 Amendments. This Agreement may not be orally amended, modified, extended or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, only by an agreement in writing signed by the Company and Investors holding a majority of the then outstanding Registrable Securities. Each such amendment, modification, extension or termination shall be binding upon each party hereto. In addition, each party hereto may waive any right hereunder by an instrument in writing signed by such party.

Section 4.7 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

Section 4.8 Consent to Jurisdiction. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

Section 4.9 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 4.10 Merger; Binding Effect, Etc. This Agreement constitutes the entire agreement of the parties with respect to its subject matter, supersedes all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter, and shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective heirs, representatives, successors and permitted assigns. Except as otherwise expressly provided herein, neither the Investors nor any other party hereto may assign any of its respective rights or delegate any of its respective obligations under this Agreement without the prior written consent of the other parties hereto, and any attempted assignment or delegation in violation of the foregoing shall be null and void.

Section 4.11 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.

Section 4.12 Severability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

Section 4.13 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company and the Investors covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner or member of any Investor or of any Affiliate or assignee thereof, as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Investor or any current or future member of any Investor or any current or future director, officer, employee, partner or member of any Investor or of any Affiliate or assignee thereof, as such, for any obligation of any Investor under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

[Signature pages follow]

IN WITNESS WHEREOF, the undersigned has duly executed this Agreement as of the date first above written.

COMPANY: pSivida Corp.

By:
Name: Nancy Lurker Title: President and Chief Executive Officer

[Signature Page to First Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned has duly executed this Agreement as of the date first above written.

INVESTORS: EW Healthcare Partners, L.P.

By:

Name:
Title:

EW Healthcare Partners-A, L.P.

By:

Name:
Title:

[Signature Page to First Registration Rights Agreement]

EXHIBIT B

FORM OF IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

[PSIVIDA LETTERHEAD]

March __, 2018

Computershare Trust Company, N.A.

Transfer Agent and Registrar

[Address]

ATTN: _________________

Ladies and Gentlemen:

You are hereby authorized and requested, as Registrar and Transfer Agent of the common stock of pSivida Corp. (the “Corporation”), to issue share certificates representing an aggregate of ______________ shares of common stock (the “Shares”) in such names and amounts set forth on Schedule A hereto.

Please issue and countersign share certificates in the names of the individuals and entities set forth on Schedule A, and deliver such certificates by certified overnight delivery to the addresses corresponding to such individuals and entities, set forth in Schedule A hereto. Please also update the records on Computershare’s system for the Shares at the time of sale of the Shares on ____________________, 2018.

The Shares should bear a restrictive legend acknowledging that, among other things, the Shares are restricted under U.S. securities laws. The required legend that should appear on the Shares is set forth in the attached Schedule B.

[Signature Page Follows]

Very truly yours,

PSIVIDA CORP.

By:
Name:
Title:

Received and Acknowledged:

COMPUTERSHARE TRUST COMPANY, N.A.

By:
Name:
Title:

SCHEDULE A

Common Stock Recipients

Purchaser Exact Name	Address for Notice	Address for Delivery	Tax ID	Share Amount
EW Healthcare Partners L.P.	21 Waterway Avenue, Suite 225 The Woodlands, TX 77380	21 Waterway Avenue, Suite 225 The Woodlands, TX 77380		8,273,461
EW Healthcare Partners-A L.P.	21 Waterway Avenue, Suite 225 The Woodlands, TX 77380	21 Waterway Avenue, Suite 225 The Woodlands, TX 77380		332,863

SCHEDULE B

Share Certificate Legend

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

EXHIBIT C

FORM OF SECRETARY’S CERTIFICATE

PSIVIDA CORP.

SECRETARY’S CERTIFICATE

Reference is made to that certain Securities Purchase Agreement, dated as of March 28, 2018, by and among pSivida Corp, a Delaware corporation (the “Company”), and each purchaser identified on the signature pages thereto (the “Securities Purchase Agreement”). Capital Terms used herein and not defined have the meanings ascribed to them in the Securities Purchase Agreement.

I, John D. Mercer, the duly elected, qualified and acting Secretary of pSivida Corp., a Delaware corporation (the “Company”), do hereby certify that:

1.	A true and complete copy of resolutions relating to the issuance of _______ shares of common stock, par value $0.001 per share of the Company to those purchasers identified in the Securities Purchase Agreement, dated as of March 28, 2018, and the transactions contemplated in the Transaction Documents by and among the Company and the purchasers named therein, as adopted by the Board of Directors of the Company by unanimous written consent dated as of March __, 2018, is attached hereto as Exhibit A; and such resolutions have not been amended or revoked and are in full force and effect on the date hereof;

2.	Attached hereto as Exhibit B are true and complete copies of the Company’s (i) Certificate of Incorporation and (ii) By-laws. Such Certificate of Incorporation and By-laws have not been amended or modified in any way and each remains in full force and effect on and as of the date hereof; and

3.	The persons listed below have been duly elected to, and presently hold, the office or offices in the Company set opposite his or her name and have been duly authorized to execute and deliver on behalf of the Company any instruments, consents, or agreements required under the Transaction Documents to which the Company is a party and each signature set opposite each name is a true and correct copy of such officer’s signature.

Name	Office	Signature

Nancy Lurker	Chief Executive Officer

Leonard S. Ross	VP, Finance and Chief Accounting Officer

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has signed this Certificate this 28th day of March, 2018.

John D. Mercer
Secretary

The undersigned, the Chief Executive Officer of the Company, does hereby certify that John D. Mercer is, and at all times since March 1, 2017 has been, the duly elected, qualified and acting Secretary of the Company and that the signature appearing above is his genuine signature.

Nancy Lurker
Chief Executive Officer

EXHIBIT D

FORM OF OFFICER’S CERTIFICATE

PSIVIDA CORP

OFFICER’S CERTIFICATE

Reference is made to that certain Securities Purchase Agreement, dated as of March 28, 2018, by and among pSivida Corp, a Delaware corporation (the “Company”), and each purchaser identified on the signature pages thereto (the “Securities Purchase Agreement”). Capital Terms used herein and not defined have the meanings ascribed to them in the Securities Purchase Agreement.

I, Nancy Lurker, hereby certify as follows:

1.	The representations and warranties of the Company contained in the Securities Purchase Agreement are true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties are true and correct) on and as of the date hereof as though made on and as of the date hereof, except that such representations and warranties that relate to an earlier date were true and correct on and as of such earlier date.

2.	The Company has performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the date hereof.

3.	Since the date of execution of the Securities Purchase Agreement, no event or series of events has occurred that has had or would reasonably be expected to have a Material Adverse Effect; provided, that none of the following shall be taken into account in determining whether there has been or will be a Material Adverse Effect: (a) any change in the market price or trading volume of the Common Shares on the Principal Trading Market; (b) any change in the industries or markets in which the Company or its Subsidiaries operates generally or the United States economy or in other countries in which the Company conducts material operations, or in the financial markets or political conditions generally; (c) any failure by the Company to meet internal or other estimates, predictions, projections or forecasts, including as provided to Purchaser by the Company or any of the Company’s representatives, related to revenue, loss of goods, operating expense, net income or any other measure of financial performance, (d) any change or effect arising from or relating to any change in legal requirements or GAAP (or interpretations of any legal requirements or GAAP) unrelated to the transactions contemplated by this Agreement and of general applicability; (e) any litigation or adverse change proximately caused by the consummation of the transactions contemplated hereby, or the public announcement of the execution of, this Agreement (provided any such public announcement is not in breach of this Agreement) and the transactions contemplated hereby or (f) acts or war or terrorism or any escalation or material worsening of any such acts of war or terrorism; provided, with respect to clauses (a), (b) and (d), that such changes do not, individually or in the aggregate, have a disproportionate adverse impact on the Company and its Subsidiaries, taken as a whole, relative to any other Person in the industries or markets in which the Company operates.

4.	The undersigned is a duly elected or appointed, qualified and acting officer of the Company, holding the office of Chief Executive Officer; said officer has been duly authorized to execute and deliver on behalf of the Company any instruments, consents or agreements required under the Transaction Documents to which the Company is a party that she has executed and delivered.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has signed this Officers’ Certificate this 28th day of March, 2018.

By:

Name:	Nancy Lurker
Title:	President and Chief Executive Officer

EXHIBIT E

FORM OF ACCREDITED INVESTOR QUESTIONNAIRE

PSIVIDA CORP

ACCREDITED INVESTOR QUESTIONNAIRE

Ladies and Gentlemen:

The undersigned hereby represents that the undersigned has read the definition of “Accredited Investor” from Rule 501 of Regulation D attached hereto as Exhibit A and certifies that either (check one):

☐	The undersigned is an “Accredited Investor” (please check the appropriate box on Exhibit A to indicate which of the categories listed describes the investing entity or individual); or

☐	The undersigned is not an “Accredited Investor.”

The foregoing representation is true and accurate as of the date first written below. The undersigned acknowledges and agrees that pSivida Corp. will be entitled to rely on the truth and accuracy of the foregoing.

Very truly yours,

Dated: _________, 2018	By:
Signature

Its:
Print Title (if applicable)

Address (at the State of Domicile):

Daytime Telephone Number:

Email:

Daytime Fax Number:

EXHIBIT A

Rule 501. Definitions and Terms Used in Regulation D.

As used in Regulation D, the following terms have the meaning indicated:

(a) Accredited Investor. “Accredited investor” shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

☐	Any natural person whose individual net worth[1], or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000 (excluding the value of such person’s primary residence);

☐	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐	Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐	Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

☐	Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐	Any director, executive officer or general partner of the issuer of the securities being offered or sold, or any director, executive officer or general partner of a general partner of that issuer;

☐	Any trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii);

☐	Any entity in which all of the equity owners are Accredited Investors.

[1]	In calculating net worth, an individual may include equity in his or her personal property and real estate (other than his or her primary residence), cash, short-term investments, stock and securities. Inclusion of equity in personal property and real estate (other than an individual’s primary residence) should be based on the fair market value of such property less debt secured by such property. An individual may not include the value of his or her primary residence in calculating net worth and may exclude the amount of any indebtedness secured by his or her primary residence up to the fair market value of the residence. The amount of any indebtedness secured by an individual’s primary residence in excess of fair market value of the residence must be included as a liability in calculating net worth. An individual must also include as a liability any increase in the amount of debt secured by his or her primary residence incurred within 60 days prior to the date of his or her subscription for the Securities unless such debt is incurred in connection with the acquisition of the primary residence.

EXHIBIT F

FORM OF LOCK-UP

Lock-Up Agreement

March __, 2018

EW Healthcare Partners, L.P.

EW Healthcare Partners-A, L.P.

21 Waterway Avenue, Suite 255

The Woodlands, TX 77380

Ladies and Gentlemen:

As an inducement to the purchasers listed above (the “Purchasers”) to execute the Securities Purchase Agreement (the “Purchase Agreement”) among the Purchasers and pSivida Corp. (the “Company”) providing for an initial investment (the “Investment”) in shares of common stock (the “Common Stock”) of the Company, the undersigned, by executing this lock-up agreement (this “Agreement”), agrees that without, in each case, the prior written consent of the Purchasers holding a majority of the shares of Common Stock purchased pursuant to the Purchase Agreement, during the period specified in the second succeeding paragraph (the “Lock-Up Period”), the undersigned will not: (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Common Stock (including without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), whether now owned or hereafter acquired (the “Undersigned’s Securities”); (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; (3) make any demand for, or exercise any right with respect to, the registration of any Common Stock or any security convertible into or exercisable or exchangeable for Common Stock; or (4) publicly disclose the intention to do any of the foregoing.

The undersigned agrees that the foregoing restrictions preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Securities even if the Undersigned’s Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Undersigned’s Securities or with respect to any security that includes, relates to or derives any significant part of its value from the Undersigned’s Securities.

The Lock-Up Period will commence on the date of this Agreement and continue and include the date that is the earlier of (a) the date of the closing of the transactions contemplated by the Second Securities Purchase Agreement (the “Second Securities Purchase Agreement”) by and among the Company and the investors signatory thereto dated the date hereof (the “Additional Investment”) and (b) the date of the Company’s first meeting of stockholders at which a proposal to approve the Additional Investment is not approved by the Company’s stockholders. The Company will provide the undersigned with written notice confirming the expiration of the Lock-Up Period.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Securities: (i) as a bona fide gift or gifts; (ii) to the immediate family of the Undersigned or any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; or (iii) by testate succession or intestate succession; provided, in the case of clauses (i)-(iii), that (x) such transfer shall not involve a disposition for value, (y) the transferee agrees in writing with the Purchasers to be bound by the terms of this Agreement and (z) no filing by any party under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be made voluntarily in connection with such transfer (other than a filing on a Form 5 filed within 45 days of December 31, 2018, in which case such Form 5 shall include a footnote describing the transaction being reported). For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin. Additionally, any Common Stock acquired by the undersigned in the open market on or after the date of the Purchase Agreement will not be subject to this Agreement; provided no filing under Section 16(a) of the Exchange Act by any party shall be voluntarily made in connection with any subsequent sale, transfer, gift or disposition of such Common Stock.

In addition, the foregoing restrictions shall not apply to:

(i) the exercise of stock options granted pursuant to the Company’s equity incentive plans (including by “net” or “cashless exercise”) or warrants that are described in the Company’s Exchange Act reports; provided that the terms of this Agreement shall apply to any of the Undersigned’s Securities issued upon such exercise;

(ii) transfers of the Undersigned’s Securities to the Company as forfeitures to satisfy tax withholding obligations pursuant to the Company’s equity incentive plans or inducement awards that are described in the Company’s Exchange Act reports;

(iii) transfers of the Undersigned’s Securities to the Company by an executive officer or director upon death, disability or termination of employment or service, in each case, of such executive officer or director, as applicable;

(iv) transfers of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s capital stock involving a change of control of the Company; provided that in the event that such tender offer, merger, consolidation or other such transaction is terminated and the Undersigned’s Securities are returned to the Undersigned, the Undersigned’s Securities shall again be subject to the restrictions contained in this Agreement;

(v) transfers of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock by operation of law to a spouse, former spouse, domestic partner, former domestic partner, child or other dependent pursuant to a qualified domestic order or in connection with a divorce settlement; provided that the transferee agrees in writing to be bound by the terms of this Agreement prior to such transfer and, if the undersigned is required to file a report under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock during the Lock-Up Period, that the undersigned shall include a statement in such report to the effect that the transfer occurred by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement, as applicable;

(vi) the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act (“Rule 10b5-1”); provided that no sales of the Undersigned’s Securities shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period, and such a Plan may only be established if no public announcement of the establishment or existence thereof and no filing with the Securities and Exchange Commission or other regulatory authority in respect thereof or transactions thereunder or contemplated thereby, by the undersigned, the Company or any other person, shall be required, and no such announcement or filing is made voluntarily, by the undersigned, the Company or any other person, prior to the expiration of the Lock-Up Period; or

(vii) the sale or disposal of shares of Common Stock pursuant to a Plan that satisfies all of the requirements of Rule 10b5-1 and that is in effect as of the date of the Purchase Agreement; provided if the undersigned is required to file a report under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that the transfer was made pursuant to a Plan established to comply with Rule 10b5-1.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Common Stock if such transfer would constitute a violation or breach of this Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that the undersigned shall be released from all obligations under this Agreement if (i) the Company notifies the Purchasers that it does not intend to proceed with the Investment, or (ii) the Purchase Agreement (other than the provisions thereof which survive termination) is terminated prior to payment for and delivery of the Common Stock to be sold thereunder.

The undersigned understands that the Purchasers are entering into the Purchase Agreement and proceeding with the Investment in reliance upon this Agreement. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature Page Follows]

Very truly yours,